UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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Valassis Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VALASSIS COMMUNICATIONS, INC.

19975 VICTOR PARKWAY

LIVONIA, MI 48152

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

TO BE HELD MAY 10, 2005

The Annual Meeting of Stockholders of Valassis Communications, Inc. (“Valassis” or the “Company”) will be held at Valassis Corporate Headquarters, 19975 Victor Parkway, Livonia, Michigan 48152 on the 10th day of May, 2005, at 9:00 a.m. (Eastern Daylight Time), to:

(1)	elect nine directors to the Company’s Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

(2)	adopt the Company’s 2005 Executive Restricted Stock Plan;

(3)	adopt the Company’s 2005 Employee and Director Restricted Stock Award Plan;

(4)	ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the 2005 fiscal year; and

(5)	transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 21, 2005 as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share of the Company’s Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

ALL HOLDERS OF THE COMPANY’S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

By Order of the Board of Directors,

BARRY P. HOFFMAN
Secretary

April 5, 2005

i

(continued)

ii

VALASSIS COMMUNICATIONS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 10, 2005

INTRODUCTION

This Proxy Statement is being furnished to stockholders of record of Valassis Communications, Inc. (“Valassis” or the “Company”) as of March 21, 2005 (“Record Date”), in connection with the solicitation by the Board of Directors of Valassis of proxies for the 2005 Annual Meeting of Stockholders (“Annual Meeting”) to be held at Valassis Corporate Headquarters, 19975 Victor Parkway, Livonia, Michigan 48152 on May 10, 2005 at 9:00 a.m. (Eastern Daylight Time), or at any and all adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement and the enclosed form of proxy is April 5, 2005.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, adopting two new restricted stock plans and the ratification of the Company’s independent auditors.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on March 21, 2005, the record date for the meeting (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of Valassis Common Stock?

Each outstanding share of the Common Stock, par value $.01 per share (“Common Stock”), of the Company on the Record Date will be entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

All shareholders as of the Record Date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock, issued and outstanding on the Record Date will constitute a quorum. As of the Record Date, the Company had 50,598,260 shares of Common Stock outstanding. Thus, the presence of the holders of Common Stock representing at least 25,299,131 votes will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of directors (see Item 1);

•	for approval of the Company’s 2005 Executive Restricted Stock Plan (see Item 2);

•	for approval of the Company’s 2005 Employee and Director Restricted Stock Award Plan (see Item 3); and

•	for ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2005 (see Item 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors.  The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy card marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other items.  For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. These “broker non-votes” will not be counted as part of the total number of votes cast on such proposals. Thus, a “broker non-vote” will have no effect in determining whether any given proposal has been approved by the shareholders. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the Company’s knowledge, as of February 15, 2005, the only persons (including “groups” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who beneficially own more than 5% of the Company’s Common Stock are the following:

Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class

Common Stock	AMVESCAP PLC(1) 11 Devonshire Square London EC2M 4YR England	2,713,596	5.29%

Common Stock	Ariel Capital Management, Inc.(2) 200 E. Randolph Drive Suite 2900 Chicago, Illinois 60601	10,243,731	19.98%

Common Stock	Goldman Sachs Asset Management, L.P.(3) 32 Old Slip New York, New York 10005	4,403,724	8.60%

Common Stock	Hotchkis and Wiley Capital Management, LLC(4) 725 South Figueroa Street, 39th Floor Los Angeles, California 90017-5439	3,916,900	7.60%

(1)	According to information contained in a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 15, 2005, AMVESCAP PLC has sole voting power with respect to 2,713,596 shares of Common Stock and sole dispositive power with respect to 2,713,596 shares of Common Stock. In addition, such filing discloses that such shares are held by the following subsidiaries in the respective amounts: AIM Advisors, Inc. (1,526,700), AIM Private Asset Management, Inc. (956,491), AIM Funds Management, Inc. (22,700), AIM Capital Management, Inc. (147,800), INVESCO Institutional N.A., Inc. (59,905). Such filing also discloses that executive officers and directors of AMVESCAP PLC or its subsidiaries may beneficially own Common Stock of the Company and that such shares were not reported in such filing. AMVESCAP PLC and its subsidiaries disclaim beneficial ownership of such shares beneficially owned by AMVESCAP PLC and any other subsidiary.

(2)	According to information contained in a Schedule 13G filed with the SEC on February 14, 2005, Ariel Capital Management, Inc. has sole voting power with respect to 8,152,571 shares of Common Stock and sole dispositive power with respect to 10,238,706 shares of Common Stock. All of the securities reflected in the filing are owned by investment advisory clients of Ariel Capital Management, LLC, who have the right to dividends and proceeds of any sale of such Common Stock. Ariel Fund, a series of Ariel Investment Trust, a registered investment company owns more than five percent of such Common Stock.

(3)	According to information contained in a Schedule 13G filed with the SEC on February 11, 2005, Goldman Sachs Asset Management, L.P. (“GSAM”) has sole voting power with respect to 3,372,082 shares of Common Stock and sole dispositive power with respect to 4,403,724 shares of Common Stock. In addition, the filing reflects securities beneficially owned by GSAM, an investment advisor, and GSAM disclaims beneficial ownership of any securities managed, on GSAM’s behalf, by third parties.

(4)	According to information contained in a Schedule 13G filed with the SEC on February 14, 2005, Hotchkis and Wiley Capital Management LLC has sole voting power with respect to 3,116,900 shares of Common Stock and sole dispositive power with respect to 3,916,900 shares of Common Stock.

DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors presently is comprised of nine directors. All directors elected at the 2005 Annual Meeting will serve until the next Annual Meeting or until their respective successors are duly elected and qualified.

ELECTION OF DIRECTORS (PROPOSAL 1)

Set forth below is certain information with respect to each of the nominees for the office of director and each other executive officer of the Company.

Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the following nine nominees: Patrick F. Brennan, Kenneth V. Darish, Seth Goldstein, Barry P. Hoffman, Dr. Walter H. Ku, Robert L. Recchia, Marcella A. Sampson, Alan F. Schultz and Ambassador Faith Whittlesey. Each nominee for director has consented to serve on the Board of Directors and will be elected by a plurality of the votes cast at the Annual Meeting. If any (or all) such persons should be unavailable or unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Stockholders may withhold authority to vote for any nominee by marking the “WITHHOLD AUTHORITY” box on the proxy card and by entering the name of such nominee in the space provided for such purpose on the proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN.

Directors

Patrick F. Brennan, 73, has served as a director of Valassis since August 1998. After serving for 33 years in the paper industry, he retired on December 31, 1996 as the President and Chief Executive Officer of Consolidated Papers, Inc. (“CPI”), where under his leadership CPI was one of the nation’s leading paper companies. Until November 2001, Mr. Brennan served as a member of the Board of Directors of Northland Cranberries, Inc., a juice manufacturing company.

Kenneth V. Darish, 46, has served as a director of Valassis since June 2001. Since September 2001, he has been the Director of Business Operations of BBDO Detroit, a subsidiary of Omnicom providing operational consulting services to the Creative Director. Since February 2005, he has also served as the Chief Financial Officer of BBDO Windsor, Ontario. From September 1984 until July 2001, Mr. Darish served as the Chief Financial Officer and Senior Vice President of FCB Advertising-Detroit, a subsidiary of Interpublic Group of Companies. Mr. Darish is a certified public accountant.

Seth Goldstein, 34, has served as a director of Valassis since March 1999. Since December 2002, he has served as Chief Executive Officer of Majestic Research, an investment research firm. From July 2001 until November 2002, he served as Managing Director of Majestic Partners, a new media investment and advisory group. From December 1998 until June 2001, he was a Principal at Flatiron Partners, a prominent Internet venture capital firm. In March 1998, he created a new digital convenience service for busy, connected professionals called www.root.net. In August 1995, he founded Site Specific, one of the first Internet marketing agencies which was acquired in May 1997 by US Web/CKS. Mr. Goldstein served as Senior Vice President of the CKS Group until March 1998. Prior to 1995, Mr. Goldstein founded a CD-ROM company called Riverbed. Mr. Goldstein is an advisor to a number of e-commerce and e-service companies, including the Impulse Buy Network and Support City.

Barry P. Hoffman, 63, has served as Executive Vice President, General Counsel and Secretary of Valassis since July 1991 and has served as a director of Valassis since January 2002. Mr. Hoffman has been with Valassis since 1982. Mr. Hoffman is recognized in the field of promotion law.

Dr. Walter H. Ku, Ph.D., 69, has served as a director of Valassis since February 2003. Dr. Ku is an internationally known scientist in the field of electronic systems and systems controls. He is professor of electrical and computer engineering at the University of California, San Diego, and is the founding director of the National Science Foundation Industry/University Cooperative Research Center on Ultra High-Speed Integrated Circuits and Systems. His

extensive consulting activities and internationally recognized expertise have assisted businesses with developing high-level international relationships and opportunities. He was a full professor at Cornell University and the first occupant of the Naval Electronic Systems Command Research Chair Professorship at the Naval Post-Graduate School. Dr. Ku also consults and teaches in China and Taiwan. Dr. Ku’s son-in-law is an employee of the Company. See “Certain Relationships and Related Transactions.”

Robert L. Recchia, 48, has been Executive Vice President, Chief Financial Officer, Treasurer and a director of Valassis since October 1991. Mr. Recchia has been with Valassis since 1982. Mr. Recchia is a certified public accountant with audit experience with Deloitte & Touche LLP.

Marcella A. Sampson, 74, has served as a director of Valassis since August 1998. She retired in 1999 from Central State University in Wilberforce, Ohio. During her 35 years of service to Central State, she served as Dean of Students and directed the Central State University Career Services Center since 1975. She has received awards and honors for her work in the field of education and is a recognized expert in college student placement, particularly experiential opportunities.

Alan F. Schultz, 46, has served as a director of Valassis since December 1995. He is Chief Executive Officer, President and Chairman of the Board of Directors of Valassis. Mr. Schultz was elected Chief Executive Officer and President in June 1998 and appointed Chairman of the Board of Directors in December 1998. He served as Executive Vice President and Chief Operating Officer of Valassis from 1996 through 1998 and served as Executive Vice President of Sales and Marketing of Valassis from 1992 through 1996. Mr. Schultz has held positions as Director of Insert Operations and Vice President of the Central Sales Division at Valassis since 1984. Mr. Schultz is a certified public accountant with audit experience with Deloitte & Touche LLP and is currently the Treasurer of the American Advertising Federation.

Ambassador Faith Whittlesey, 66, has served as a director of Valassis since January 1992. She has had a long career in government, law and diplomacy at local, state and national levels. She has served as President and Chairman of the Board of the American Swiss Foundation, headquartered in New York, since 1989 and as President of Maybrook Associates, Inc. since 1998. She served as U.S. Ambassador to Switzerland from 1981 to 1983 and from 1985 to 1988. From 1983 to 1985, Ambassador Whittlesey was a member of the Senior White House Staff. In November 1999, Ambassador Whittlesey was elected to a three-year term as Chairman of the Board of Overseers of the Institute of World Politics, a graduate school of statecraft and diplomacy in Washington, DC and in 2002 was re-elected to such position for an additional three-year term. Ambassador Whittlesey served as a member of the Board of Directors and the Compensation Committee of the Sunbeam Corporation from November 1996 until December 2002.

Additional Executive Officers

In addition to the executive officers who are listed as being directors of Valassis, Valassis or its subsidiaries has the following executive officers:

Richard Herpich, 52, has served as Executive Vice President of U.S. Sales of Valassis since December 2003. From June 1998 through November 2003, he served as Executive Vice President of Manufacturer Services of Valassis. He served as National Sales Manager from January 1996 through June 1998, Vice President, Midwest Sales Division from June 1994 through December 1995 and Account Manager from 1978 through June 1994.

William F. Hogg, Jr., 58, has served as Executive Vice President of Manufacturing and Operations since October 2001. He served as Vice President of the Valassis Durham Printing Division from June 1983 to September 2001.

Brian Husselbee, 53, has been the President and Chief Executive Officer of NCH Marketing Services, Inc. (“NCH”) since July 1997, and was General Manager of NCH, from January 1997 to July 1997. Valassis acquired NCH in February 2003. Mr. Husselbee served as a director of Valassis from August 1998 until February 2003, the time that the NCH acquisition was consummated. See “Certain Relationships and Related Transactions.”

Wan Ling Martello, 47, has been the President of NCH USA since September 2004. From October 1998 until August 2004, she was the Chief Operating Officer and Chief Financial Officer of NCH. Valassis acquired NCH in

February 2003. She guides NCH’s worldwide financial, information technology, human resources and administration. She joined NCH from Borden Foods where she was corporate controller. She also has ten years of experience at Kraft Foods.

Security Ownership of Directors and Management

The following table sets forth certain information, to the Company’s knowledge, concerning beneficial ownership of the Company’s Common Stock by the directors, the five executive officers named under the heading “SUMMARY COMPENSATION TABLE,” and all directors and executive officers as a group, as of February 28, 2005. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock includes 50,599,731 shares of Common Stock outstanding as of February 28, 2005 and the shares of Common Stock subject to options held by the person or group that are currently exercisable or exercisable within 60 days from February 28, 2005. The address of all persons listed below is c/o Valassis Communications, Inc., 19975 Victor Parkway, Livonia, Michigan 48152.

Name	Shares Beneficially Owned(1)	Percent

Patrick F. Brennan	46,311(2)	*

Kenneth V. Darish	28,378(3)	*

Seth Goldstein	16,980(4)	*

Richard Herpich	148,554(5)	*

Barry P. Hoffman	210,815(6)	*

William F. Hogg, Jr.	182,291(7)	*

Walter H. Ku	16,658(8)	*

Robert L. Recchia	107,661(9)	*

Marcella A. Sampson	43,811(10)	*

Alan F. Schultz	633,999(11)	1.2%

Faith Whittlesey	51,619(12)	*

All executive officers and directors as a group (12 persons)	1,554,910(13)	3.0%

*	Less than 1.0%

(1)	Unless otherwise noted, each director and executive officer has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.

(2)	Includes currently exercisable options to purchase 41,000 shares of Common Stock granted to independent directors pursuant to the Company’s executive long-term incentive plans.

(3)	Includes currently exercisable options to purchase 26,000 shares of Common Stock granted to independent directors pursuant to the Company’s executive long-term incentive plans.

(4)	Includes currently exercisable options to purchase 22,000 shares of Common Stock granted pursuant to the Company’s executive long-term incentive plans.
(5)	Includes currently exercisable options to purchase 127,980 shares of Common Stock granted pursuant to the Company’s executive long-term incentive plans.

(6)	Includes currently exercisable options to purchase 171,597 shares of Common Stock pursuant to the Company’s executive long-term incentive plans.

(7)	Includes currently exercisable options to purchase 169,421 shares of Common Stock pursuant to the Company’s executive long-term incentive plans.

(8)	Includes currently exercisable options to purchase 15,000 shares of Common Stock granted pursuant to the Company’s executive long-term incentive plans.

(9)	Includes currently exercisable options to purchase 93,747 shares of Common Stock granted pursuant to the Company’s executive long-term incentive plans.

(10)	Includes currently exercisable options to purchase 41,000 shares of Common Stock granted to independent directors pursuant to the Company’s executive long-term incentive plans.

(11)	Includes currently exercisable options to purchase 476,039 shares of Common Stock pursuant to the Company’s executive long-term incentive plans.

(12)	Includes currently exercisable options to purchase 41,000 shares of Common Stock granted to independent directors pursuant to the Company’s executive long-term incentive plans.

(13)	This number includes currently exercisable options to purchase 1,286,784 shares of Common Stock pursuant to the Company’s executive long-term incentive plans. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the 1,286,784 shares of Common Stock for which the Company’s directors and executive officers as a group hold currently exercisable options have been added to the total number of issued and outstanding shares of Common Stock solely for the purpose of calculating the percentage of such total number of issued and outstanding shares of Common Stock beneficially owned by such directors and executive officers as a group.

GOVERNANCE OF THE COMPANY

The Company’s business, property and affairs are managed by or, are under the direction of, the Board of Directors pursuant to the General Corporation Law of the State of Delaware and the Company’s by-laws. Members of the Board of Directors are kept informed of the Company’s business through discussions with Alan F. Schultz, the President and Chief Executive Officer, and with key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Policies and Procedures

The Company adopted a Code of Business Conduct and Ethics which covers all the Company’s directors, officers and employees as well as Corporate Governance Guidelines. The Company has spent a considerable amount of time and effort reviewing and improving its corporate governance policies and practices. This includes comparing our current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, the Company has adopted certain changes that the Board of Directors believes are the best corporate governance policies and practices for the Company. The Company has also adopted changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the SEC and the New York Stock Exchange (“NYSE”).

Determination of Director Independence

Under NYSE rules, the Company’s Board of Directors is required to affirmatively determine the independence of each director based on the absence of any material relationship between the director and the Company. These determinations are required to be disclosed in the Proxy Statement. The Board has established guidelines to assist it in making these determinations. These guidelines, which are attached to this Proxy Statement as Exhibit A, include all elements of the NYSE Corporate Governance Rules on the subject. For relationships between a director and the Company not covered by the guidelines, the determination of independence is made by the other members of our Board who are independent. Based on these guidelines, the Company’s Board of Directors at its March 10th, 2005, meeting determined that Messrs. Brennan, Darish, Goldstein and Ku, Ms. Sampson and Ambassador Whittlesey are independent (the “Independent Directors”).

Presiding Director

In September 2002, the Board of Directors determined that the Independent Directors will meet in executive session at each Board meeting and that the Independent Director with the most seniority on the Board will preside. Faith Whittlesey currently serves as presiding director at all such executive sessions.

Attendance

During the fiscal year ended December 31, 2004, the Board of Directors of the Company held four meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the meetings held by the Board of Directors during the period in which such director served, including the meetings held by the committees on which such director served.

COMMITTEES OF THE BOARD

The standing committees of the Board of Directors include the Executive Committee, the Audit Committee, the Compensation/Stock Option Committee and the Corporate Governance/Nominating Committee (each, a “Board Committee” and collectively, the “Board Committees”).

The Executive Committee, whose members are Alan F. Schultz, Robert L. Recchia and Ambassador Faith Whittlesey, is generally authorized to exercise the powers of the Board of Directors in the management of the Company; provided, however, that the Executive Committee does not have the authority to declare cash dividends, amend the certificate of incorporation of the Company, adopt an agreement of merger or consolidation, recommend the disposition of all or substantially all the Company’s assets or recommend the dissolution of the Company. The Executive Committee did not meet during the fiscal year ended December 31, 2004.

The Audit Committee’s members are Patrick F. Brennan, Seth Goldstein and Kenneth V. Darish. The Audit Committee recommends the selection of independent auditors, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results thereof with the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company and reviews management’s procedures and policies relevant to the adequacy of the Company’s internal accounting controls and compliance with federal and state laws relating to accounting practices. The Company has appointed an internal auditor that reports directly to the Audit Committee. The Audit Committee held five meetings during the fiscal year ended December 31, 2004. The Board of Directors has determined that Kenneth V. Darish meets the NYSE standard of having accounting or related financial management expertise and the SEC’s definition of Audit Committee financial expert. Each of the other members of the Audit Committee have financial management experience or are financially literate. The Board of Directors has determined that each committee member meets the additional independence requirements for members of an audit committee in the NYSE Corporate Governance Rules. The Board of Directors has adopted a written charter for this Committee setting out the functions that this Committee is to perform.

The Compensation/Stock Option Committee, whose members are Ambassador Faith Whittlesey, Patrick F. Brennan and Marcella A. Sampson, administers the Company’s 2002 Long-Term Incentive Plan, the Company’s Amended and Restated 1992 Long-Term Incentive Plan, the Broad-Based Incentive Plan, the Senior Executives Annual Bonus Plan, the Executive Restricted Stock Award Plan and the Employee and Director Restricted Stock Award Plan. Subject to approval by the Company’s shareholders at the Annual Meeting, it will also administer the 2005 Employee and Director Restricted Stock Award Plan and the 2005 Executive Restricted Stock Plan. The Committee also reviews and approves the annual salary, bonus and other benefits, direct or indirect, of the members of senior management of the Company. The Compensation/Stock Option Committee is comprised of non-employee directors as such term is defined under Rule 16b-3 of the Exchange Act. During the fiscal year ended December 31, 2004, the Compensation/Stock Option Committee met one time. The Board of Directors has adopted a written charter for this committee setting out the functions that this committee is to perform.

The Corporate Governance/Nominating Committee’s members are Marcella A. Sampson, Kenneth V. Darish and Dr. Walter H. Ku. The Corporate Governance/Nominating Committee (i) assists the Board of Directors by identifying individuals qualified to become Board members and recommends to the Board the director nominees for the next annual meeting of shareholders, (ii) recommends to the Board the corporate governance guidelines applicable to the Company and (iii) takes a leadership role in shaping the corporate governance of the Company. The Corporate Governance/Nominating Committee held two meetings during the fiscal year ended December 31, 2004. The Board of Directors has adopted a written charter for this committee setting out the functions that this committee is to perform.

The Committee evaluates the current Board members at the time they are considered for nomination. The Committee also considers whether any new members should be added to the Board. In the past, candidates for independent director have been found through recommendations from members of the Board and others in the Company. The Committee may also seek help from an executive search firm.

The Committee has not established any specific minimum qualifications for a director but has adopted a set of criteria, which are attached to this Proxy Statement as Exhibit B, describing the qualities and characteristics that are sought for the Board as a whole. The Committee does not give these criteria any particular weight and they are not equally applicable to all nominees. The Committee may also from time to time identify particular characteristics to look for in a candidate in order to balance the skills and characteristics of the Board. The Committee may modify these criteria from time to time and adopt special criteria to attract exceptional candidates to meet the Company’s specific needs.

The Committee will consider recommendations from shareholders of potential candidates for nomination as director. Recommendations should be made in writing, including the candidate’s written consent to be nominated and to serve, and sufficient background information on the candidates to enable the Committee to properly assess the candidate’s qualifications. Recommendations should be addressed to the Corporate Secretary of the Company at the Company’s principal office and must be received no later than October 1, 2005 in order to be considered for the next annual meeting. The process for evaluating potential candidates recommended by shareholders and derived from other sources is substantially the same.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is comprised of the three directors named below. It operates pursuant to a written charter adopted by the Board of Directors which can be viewed on the Company’s Web site on www.valassis.com.

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent,” as required by applicable listing standards of the NYSE and the rules and regulations promulgated by the SEC. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has considered and discussed with management and its independent auditors, Deloitte & Touche LLP (“Deloitte”), the audited financial statements for the year ended December 31, 2004 and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2004. The Committee has also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90. Finally, the Audit Committee has received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect and discussed with Deloitte that firm’s independence. The Audit Committee also considered whether Deloitte’s non-audit services, including tax consulting and benefit plan services are compatible with maintaining Deloitte’s independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the reviews and discussions referred to above, in reliance on management and the independent registered accounting firm, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.

This Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act and shall not otherwise be deemed filed under such Acts.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Patrick F. Brennan, Chairman
Kenneth V. Darish
Seth Goldstein

DIRECTOR COMPENSATION

Currently, the Independent Directors each receive the following: (i) a fee of $40,600, comprised of $17,033 in cash plus an annual grant of restricted stock, pursuant to the Company’s Employee and Director Restricted Stock Award Plan, having an aggregate fair market value equal to $23,567 granted on a pro-rated quarterly basis (“Independent Director Fee”); (ii) a Board of Directors meeting fee, in addition to the Independent Director Fee, of $2,434 per meeting attended and $1,217 per telephonic meeting attended; and (iii) a Board Committee meeting fee, in addition to the Independent Director Fee, of $1,217 per meeting attended and $608 per telephonic meeting attended, payable only if such Board Committee meeting is not scheduled in conjunction with (just before or after) a Board of Directors meeting (telephonic meeting fees will be paid on a pro-rated basis if an Independent Director does not participate via telephone for the entire meeting).

In addition, the Independent Directors are eligible to receive non-qualified options to purchase an aggregate of 40,000 shares of Valassis Common Stock pursuant to the 2002 Long-Term Incentive Plan (or such other plan applicable to independent directors of the Company in effect from time to time), which options have been and will be granted by Valassis in eight (8) semi-annual installments consisting of 5,000 stock options on April 1 and October 1 commencing on October 1, 2002 through April 1, 2006. Each such option shall have a strike price equal to the fair market value (as defined in the Company applicable stock option plan) of the Company’s Common Stock on the date of grant and shall become fully vested one (1) year from such date of grant, with the same terms and conditions as the Company’s then current standard non-qualified stock option agreement for independent directors, except as provided in the next paragraph.

Upon a change of control (as defined in the Company’s applicable stock option plan), (x) all shares with respect to which any option granted prior to the change of control shall become fully exercisable and (y) any remaining options not previously granted shall be immediately granted and become vested and fully exercisable. In such event, the strike price for the options not previously granted shall be equal to the fair market value of the Company’s Common Stock on the day that is ninety (90) days prior to a public announcement of a change of control which mechanism shall be determined under the Company’s Change of Control Pricing Plan, but in all other respects such options shall be governed by the 2002 Long-Term Incentive Plan (or such other plan applicable to independent directors of the Company in effect from time to time). In addition, if any payment provided to the independent directors would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 or any successor provision, the independent directors will be entitled to a gross-up payment.

Directors who are employees of the Company or its affiliates do not receive any compensation for their services as a director. Accordingly, Messrs. Hoffman, Recchia and Schultz are not compensated as such for their services as directors.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 2004, except for late Forms 4 filed by Brian Husselbee, the President and Chief Executive Officer of NCH Marketing Services, Inc., Robert L. Recchia, the Company’s Executive Vice President and Chief Financial Officer and Linda Schalek, the Company’s Controller, which were subsequently filed, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation of Alan F. Schultz, the Chief Executive Officer and President of the Company, and the other four most highly compensated executive officers of the Company (the “Named Executive Officers”) who served in such capacities on December 31, 2004:

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Award			All Other Compensation ($)(5)
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Restricted Stock Award(s) ($)(3)(4)	Securities Underlying Stock Options (#)

Alan F. Schultz Chief Executive Officer, President and Director	December 31, 2004 December 31, 2003 December 31, 2002	760,000 750,000 630,000	684,000 537,415 630,000	666,450 687,825 784,575	270,000 270,000 135,000	(6) (7) (8)	14,555 12,400 16,200

Barry P. Hoffman Executive Vice President, General Counsel, Secretary and Director	December 31, 2004 December 31, 2003 December 31, 2002	380,000 375,000 330,000	342,000 269,031 330,000	133,290 137,565 156,915	112,500 112,500 56,250	(6) (7) (8)	14,555 12,400 16,200

Robert L. Recchia Executive Vice President, Chief Financial Officer, Treasurer and Director	December 31, 2004 December 31, 2003 December 31, 2002	380,000 375,000 330,000	342,000 269,031 330,000	133,290 137,565 156,915	112,500 112,500 56,250	(6) (7) (8)	14,555 12,400 16,200

Richard Herpich Executive Vice President of U.S. Sales	December 31, 2004 December 31, 2003 December 31, 2002	350,000 325,000 285,000	315,000 303,833 310,399	133,290 137,565 156,915	112,286 112,286 56,143	(6) (7) (8)	14,555 12,400 16,200

William F. Hogg, Jr. Executive Vice President of Manufacturing	December 31, 2004 December 31, 2003 December 31, 2002	275,000 250,000 225,000	247,500 190,000 225,000	— — —	87,500 87,500 43,750	(6) (7) (8)	14,555 12,400 16,200

(1)	Salary includes all before-tax contributions by the executive to the Company’s Employees’ 401(k) Retirement Savings Plan.

(2)	The figures reported in the bonus column represent amounts earned and accrued for each year and do not include amounts paid in each year which were earned and accrued in the prior year.

(3)	Consists of the value of restricted stock granted under the Company’s Employee and Director Restricted Stock Award Plan or Executive Restricted Stock Award Plan, as the case may be. Except for a portion of restricted shares granted to Mr. Schultz, all such shares of restricted stock will vest over a three-year period with the restrictions lapsing during that three-year period at 33% for each of the first two years, and 34% during the last year. A recipient of restricted stock under either of such plans has the right to receive dividends, if any, during such restricted period. The dollar value set forth for the 2002, 2003 and 2004 restricted stock awards represents the market value of the shares on the first business day after the date of the grant ($34.87 on January 2, 2002, $30.57 on January 2, 2003 and $29.62 on January 2, 2004). The grants of restricted stock to each of Mr. Schultz, Mr. Hoffman, Mr. Recchia and Mr. Herpich were pursuant to their respective Employment Agreements. See “Employment Contracts.”

(4)	The number and value of aggregate restricted stock holdings of each of the Named Executive Officers on December 31, 2004 was: Mr. Schultz, 33,750 shares ($1,181,588); Mr. Hoffman, 9,000 shares ($315,090); Mr. Recchia, 9,000 shares ($315,090); and Mr. Herpich, 9,000 shares ($315,090). The value of the restricted stock is determined by multiplying the total shares held by such Named Executive Officer by the closing price of the Company’s stock on the NYSE on December 31, 2004 ($35.01).

(5)	Unless otherwise noted, amounts disclosed in this column consist of contributions by the Company on behalf of the executive to the Company’s Employees’ Profit Sharing Plan.

(6)	Consists of nonqualified stock options granted on each of April 1, 2004 and October 1, 2004. The stock options granted on April 1, 2004 became exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $35.76, $40.76, and $45.76, respectively. In any event, however, such options vest by April 1, 2009 and shall be exercisable until April 1, 2011.

These stock options granted on October 1, 2004 become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $35.10, $40.10, and $45.10, respectively. In any event, such options vest by October 1, 2009 and shall be exercisable until October 1, 2011. The growth of nonqualified stock options to each of the Named Executive Officers were pursuant to their respective Employment Agreements. See “Employment Contracts.”

(7)	Consists of nonqualified stock options granted on each of April 1, 2003 and October 1, 2003. The stock options granted on April 1, 2003 become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $30.71, $35.71 and $40.71, respectively. In any event, however, such options vest by April 1, 2008 and shall be exercisable until April 1, 2010.

These stock options granted on October 1, 2003 become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $31.90, $36.90 and $41.90, respectively. In any event, however, such options vest by October 1, 2008 and shall be exercisable until October 1, 2010.

The grants of nonqualified stock options to each of the Named Executive Officers were pursuant to their respective Employment Agreements. See “Employment Contracts.”

(8)	Consists of nonqualified stock options granted on October 1, 2002. Such stock options become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $40.20, $45.20 and $50.20, respectively. In any event, however, such options vest by October 1, 2007 and shall be exercisable until October 1, 2009. The grants of nonqualified stock options to each of the Named Executive Officers were pursuant to their respective Employment Agreements. See “Employment Contracts.”

Option Grants in Last Fiscal Year to Named Executive Officers

	Individual Grants					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/sh)(1)		Expiration Date	5% ($)	10% ($)

Alan F. Schultz	135,000	11.1%	30.76	(2)	04/01/11	1,690,525	3,939,643

Alan F. Schultz	135,000	11.1%	30.10	(3)	10/01/11	1,654,253	3,855,112

Robert L. Recchia	56,250	4.6%	30.76	(2)	04/01/11	704,386	1,641,518

Robert L. Recchia	56,250	4.6%	30.10	(3)	10/01/11	689,272	1,606,297

Barry P. Hoffman	56,250	4.6%	30.76	(2)	04/01/11	704,386	1,641,518

Barry P. Hoffman	56,250	4.6%	30.10	(3)	10/01/11	689.272	1,606,297

Richard Herpich	56,143	4.6%	30.76	(2)	04/01/11	703,046	1,638,395

Richard Herpich	56,143	4.6%	30.10	(3)	10/01/11	690,961	1,603,241

William F. Hogg, Jr.	43,750	3.6%	30.76	(2)	04/01/11	547,855	1,276,736

William F. Hogg, Jr.	43,750	3.6%	30.10	(3)	10/01/11	625,154	1,249,342

(1)	The exercise price for all stock option grants shown in this column is the closing sales price per share of Common Stock on the NYSE on the date of grant.

(2)	These options were granted April 1, 2004 pursuant to such Named Executive Officer’s Employment Agreements and become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $35.76, $40.76 and $45.76, respectively. In any event, however, the options vest by April 1, 2009 and shall be exercisable until April 1, 2011. See “Employment Contracts.”

(3)	These options were granted October 1, 2004 pursuant to such Named Executive Officers Employment Agreements and become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of Common Stock is equal to or exceeds $35.10, $40.10 and $45.10, respectively. In any event, however, the options vest by October 1, 2009 and shall be exercisable until October 1, 2011. See “Employment Contracts.”

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values to Named Executive Officers

			Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)*
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Alan F. Schultz	254,478	819,809	626,560/543,337	$3,688,883/3,019,192

Robert L. Recchia	35,893	20,710	84,372/143,128	532,534/624,619

Barry P. Hoffman	71,792	41,424	152,846/212,904	1,261,545/895,717

Richard Herpich	71,792	41,424	109,266/211,506	795,736/893,900

William F. Hogg, Jr.	17,945	10,354	154,838/202,226	651,842/547,972

*	In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is based on the NYSE Composite closing price for the last business day of the 2004 fiscal year ($35.01).

Supplemental Benefit Plan

The Company established a Supplemental Benefit Plan in 1998 and amended the Plan in 2002. The Supplemental Benefit Plan covers management employees who are designated by the Company’s Compensation/Stock Option Committee. Participating employees earn credited service for each year of continuous service with the Company. The annual amount of supplemental benefit is calculated by multiplying a participant’s years of credited service by two percent of the participant’s average annual base pay while employed by the Company for the 36 months immediately preceding retirement or other termination of employment. The amount of supplemental benefit provided by the Supplemental Benefit Plan is payable semi-annually for a period of ten years, commencing upon retirement, death or other termination of employment. Supplemental benefits are provided on a noncontributing basis.

The following table illustrates the maximum annual benefits payable to a participant for specified final average annual compensation and specified years of service, assuming retirement at age 65 and payment for a period of ten years:

Final Average Annual Base Salary	Participant’s Years of Service
	5	10	15	20	25	30	35
275,000	27,500	55,000	82,500	110,000	137,500	165,000	192,500
300,000	30,000	60,000	90,000	120,000	150,000	180,000	210,000
350,000	35,000	70,000	105,000	140,000	175,000	210,000	245,000
400,000	40,000	80,000	120,000	160,000	200,000	240,000	280,000
450,000	45,000	90,000	135,000	180,000	225,000	270,000	315,000
500,000	50,000	100,000	150,000	200,000	250,000	300,000	350,000
550,000	55,000	110,000	165,000	220,000	275,000	330,000	385,000
600,000	60,000	120,000	180,000	240,000	300,000	360,000	420,000
650,000	65,000	130,000	195,000	260,000	325,000	390,000	455,000
700,000	70,000	140,000	210,000	280,000	350,000	420,000	490,000
750,000	75,000	150,000	225,000	300,000	375,000	450,000	525,000

Base compensation counted under the plan excludes bonuses, commissions or other compensation of any kind. Three-year average base compensation for each Named Executive Officer participating in the plan as of the end of the last fiscal year is: Alan F. Schultz $713,333, Barry P. Hoffman $361,667, Robert L. Recchia $361,667 and Richard Herpich $320,000. The benefits under the Supplemental Benefit Plan are not subject to any deduction for Social Security or any other offset amounts. The approximate number of years of service for each of the participating Named Executive Officers as of December 31, 2004 is: 26 years for Mr. Herpich; 22 years for Mr. Hoffman; 22 years for Mr. Recchia; and 20 years for Mr. Schultz.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 with respect to shares of Valassis Common Stock that may be issued under the Company’s existing equity compensation plans, including the Company’s Broad-Based Incentive Plan (the “Broad-Based Plan”), the Company’s Amended and Restated 1992 Long-Term Incentive Plan (the “1992 Plan”), the Company’s 2002 Long-Term Incentive Plan (the “2002 Plan”), the Company’s Executive Restricted Stock Award Plan, the Company’s Employee and Director Restricted Stock Award Plan and the Company’s Change of Control Pricing Plan.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Option(s)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans
Approved by Shareholders(1)	5,660,295	$30.37	2,268,857	(2)
Equity Compensation Plans
Not Approved by Shareholders(3)	1,956,536	$30.10	56,950

(1)	Consists of the 2002 Plan, the 1992 Plan, the Executive Restricted Stock Award Plan and the Employee and Director Restricted Stock Award Plan.
(2)	Non-qualified stock options to purchase 1,076,036 shares of Common Stock may be granted under the 2002 Plan pursuant to the employment agreements of Messrs. Schultz, Hoffman, Recchia, Herpich and Hogg and to the eligible non-employee directors under the Change of Control Pricing Plan in the event of a change of control of the Company. See “Director Compensation and Employment Agreements.”
(3)	Consists of the Broad-Based Plan and the Company’s Change of Control Pricing Plan.

Broad-Based Incentive Plan

The Company’s Broad-Based Incentive Plan was adopted by the Board of Directors in March 2000 and authorizes non-qualified option grants for the issuance of a maximum of 2,165,000 shares of common stock to employees of the Company and its affiliates and to certain other individuals who perform services for those entities. No (i) officers (as defined by Rule 16a-(f) of the Securities Exchange Act of 1934, as amended) or directors of the Company, (ii) owners of at least 5% of the Company’s outstanding Common Stock, or (iii) closely related persons of any person described in (i) or (ii) above may participate in the Plan. The Plan is administered by the Company’s Compensation/Stock Option Committee.

The exercise price for each option granted under the Plan may be equal to, or greater than, the fair market value of the Common Stock subject to such option at the time the option is granted. Subject to termination of employment, and except as otherwise provided in the Plan, options granted under the Plan expire not later than ten (10) years from the date of grant, are not transferable other than upon death of the optionee, and fully vest over terms ranging from six (6) months to five (5) years from the date of grant.

Upon the occurrence of a Change in Control (as defined in the Plan), each option that is outstanding on the date of such Change in Control shall be exercisable in full immediately (whether or not then exercisable).

Change of Control Pricing Plan

The Company’s Change of Control Pricing Plan contains the terms and conditions of determining the strike price of certain options which may be granted to the non-employee directors and to certain executive officers pursuant to their respective employment agreements, upon a change of control of the Company. See “Director Compensation” and “Change of Control Arrangements.”

A description of the Company’s additional equity compensation plans referred to in the table above can be found in the Company’s financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2004.

Compensation/Stock Option Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2004, Ambassador Faith Whittlesey, Patrick Brennan and Marcella A. Sampson served on the Compensation/Stock Option Committee. No committee member was involved in an interlocking relationship nor insider participation with respect to the Compensation/Stock Option Committee.

Employment Contracts

The Company has employment agreements with each of Alan F. Schultz, Richard Herpich, Robert L. Recchia, Barry P. Hoffman and William F. Hogg, Jr., its Named Executive Officers (each, an “Employment Agreement,” and collectively, such employment agreements, the “Employment Agreements”). The following summary of certain provisions of the Employment Agreements does not purport to be complete and is subject to and is qualified in its entirety by reference to the actual text of the Employment Agreements, copies of which are exhibits to the Company’s SEC filings.

Mr. Schultz’s Employment Agreement expires December 31, 2008, Mr. Herpich’s Employment Agreement expires December 31, 2007, Mr. Recchia’s and Mr. Hoffman’s Employment Agreement each expires December 31, 2008 and Mr. Hogg’s Employment Agreement expires on September 30, 2006. Mr. Schultz’s Employment Agreement provides that he is entitled to an annual base salary equal to $780,000. Pursuant to their respective Employment Agreements, Mr. Hoffman and Mr. Recchia are each entitled to an annual base salary equal to $390,000. Mr. Herpich’s Employment Agreement provides that he is entitled to an annual base salary equal to $360,000. Mr. Hogg’s Employment Agreement provides that he is entitled to an annual base salary of $290,000.

Further, the Employment Agreements of each of Mr. Herpich, Mr. Hoffman and Mr. Recchia provide that each such executive is entitled to receive 2,250 shares of restricted stock for each year during the term of his respective Employment Agreement pursuant to the Company’s Employee and Director Restricted Stock Award and up to an additional 4,500 shares of restricted stock for each year during the term of his Employment Agreement if the Company achieves certain performance targets. Mr. Schultz’s Employment Agreement provides that he is entitled to receive 11,250 shares of restricted stock for each year during the term of his Employment Agreement and up to 22,500 shares of restricted stock for each year during the term of his Employment Agreement pursuant to the Executive Restricted Stock Award Plan if the Company achieves certain performance targets. In addition, pursuant to the terms of the Employment Agreements of Mr. Schultz, Mr. Recchia and Mr. Hoffman, all of these executives may be entitled to semi-annual bonuses of up to 50% of their annual salary if the Company achieves certain performance targets set by the Compensation/Stock Option Committee. Mr. Herpich’s Employment Agreement provides that he is entitled to a semi-annual bonus of up to 50% of his annual salary if the Company achieves certain performance targets set by the Compensation/Stock Option Committee and an annual bonus of up to 50% of his annual salary in accordance with certain sales targets set annually by the Chief Executive Officer of the Company. Mr. Hogg’s Employment Agreement provides that he is entitled to a semi-annual bonus of up to 50% of his annual salary if the Company achieves certain performance targets set by the Compensation/Stock Option Committee and an annual bonus of up to 50% of his annual salary in accordance with certain performance targets set annually by the Chief Executive Officer of the Company. See “Compensation/Stock Option Committee Report on Executive Compensation.”

Each of the Employment Agreements for the Named Executive Officers provides that such executive officers are eligible to receive non-qualified stock options to purchase a fixed number of shares of Common Stock of the Company pursuant to the Company’s 2002 Long-Term Incentive Plan (or such other plan applicable to executives of the Company in effect from time to time). The aggregate number of stock options to be granted pursuant to Mr. Schultz’s Employment Agreement, Mr. Herpich’s Employment Agreement, Mr. Hoffman’s Employment Agreement, Mr. Recchia’s Employment Agreement and Mr. Hogg’s Employment Agreement is 1,080,000, 393,000, 450,000, 450,000 and 350,000, respectively. Such options are granted by the Company in eight semi-annual installments on April 1 and October 1 commencing on

October 1, 2002 through April 1, 2006; provided, however, that the options to be granted to Mr. Herpich are in seven semi-annual installments ending on October 1, 2005 which corresponded with the term of his Employment Agreement at the time such provision was added; and provided, further, that the grant of all such options may be accelerated upon a change of control of the Company. See “Change of Control Arrangements.” Each option shall have a strike price equal to the fair market value (as defined in the Company’s applicable stock option plan) of the Company’s Common Stock on the date of grant and shall become fully vested five years from such date of grant and exercisable for two years thereafter. Such options vest in 1/3 increments as the Company’s Common Stock meets certain specified price per share targets. As of December 31, 2004, the aggregate number of stock options to be granted to Messrs. Schultz, Herpich, Hoffman, Recchia and Hogg pursuant to their Employment Agreements is 405,000, 112,286, 168,750, 168,750, and 131,250, respectively.

Under the terms of the Employment Agreements for Messrs. Schultz, Hoffman and Recchia, if Valassis terminates any of the executives’ employment other than for Cause (as defined in the respective Employment Agreements), or if the executive terminates his employment for Good Reason (as defined in the respective Employment Agreements), then Valassis shall continue to pay such executive a base salary for the duration of the term of his Employment Agreement, a lump sum cash bonus in an amount equal to two times his maximum semi-annual cash bonus for the current six-month period (whether or not earned), and any deferred compensation and any accrued vacation pay to the date of termination. In such event, Messrs. Schultz, Recchia and Hoffman also receive such executive’s pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period). Under the terms of the Employment Agreements for Messrs. Herpich and Hogg, if Valassis terminates any of the executives’ employment other than for Cause (as defined in the respective Employment Agreements), then Valassis shall continue to pay such executive a base salary for the duration of the term of his Employment Agreement, a lump sum cash bonus in an amount equal to two times his maximum semi-annual cash bonus for the current six-month period (whether or not earned), and any deferred compensation and any accrued vacation pay to the date of termination. All of the Employment Agreements with the Named Executive Officers provide that, under certain circumstances, Valassis shall also maintain the executive’s participation in all employee welfare and medical benefit plans in which the executive was eligible to participate at the time of his termination.

In the event of a termination by reason of death or disability of an executive officer (as defined in the respective Employment Agreements), Valassis shall pay to such executive or his estate in a lump sum his annual base salary through the date of termination and any deferred compensation and any accrued vacation pay to the date of termination. In such event, Messrs. Schultz, Recchia and Hoffman also receive an amount equal to the executive’s pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period).

If Valassis terminates the employment of Messrs. Schultz, Hoffman or Recchia for Cause, or any such executive officer terminates his employment with the Company without Good Reason, the Company shall pay such executive officer any compensation earned through the date of termination and any previously deferred compensation, and the Company shall then have no further obligations to such executive officer under his Employment Agreement. Under the terms of the Employment Agreements for Messrs. Herpich and Hogg, if Valassis terminates the employment of such executive officer for Cause, the Company shall pay such executive officer any compensation earned through the date of termination and any previously deferred compensation, and the Company shall then have no further obligations to such executive officer under his Employment Agreement.

Under the terms of their Employment Agreements, the executive officers are prohibited from competing with the Company during the periods of their scheduled employment with the Company. In the case of Mr. Herpich and Mr. Hogg, this non-competition provision may continue for up to two years following the termination of his employment, at the Company’s option, during which period the Company is required to pay Mr. Herpich and Mr. Hogg his then-existing annual base salary. In the cases of Messrs. Hoffman and Recchia, this non-competition provision shall continue for up to two years following the termination of their respective employment, during which period such executives shall furnish advisory and consulting services to the Company and the Company is required to pay such executives, as applicable, their annual base salaries. In the case of Mr. Schultz, his Employment Agreement provides that this non-competition provision extends for seven years after the later of the expiration date of his employment period or severance period, as the case may be, so long as the Corporation pays Mr. Schultz his annual base salary during each of the first three years of such seven-year period and an amount equal to one-half of such annual base salary during each of the last four years of such period.

Change of Control Arrangements

Upon a change of control (as defined in the Company’s applicable stock option plan), (x) all shares with respect to which any option granted pursuant to the Employment Agreements prior to the change of control shall become fully exercisable and (y) any remaining options not previously granted pursuant to the Employment Agreements shall be immediately granted and become vested and fully exercisable. In such event, the strike price for the options not previously granted shall be equal to the fair market value of the Company’s Common Stock on the day that is ninety (90) days prior to a public announcement of a change of control which mechanism shall be determined under the Company’s Change of Control Pricing Plan, but in all other respects such options shall be governed by the 2002 Long-Term Incentive Plan (or such other plan applicable to Named Executive Officers of the Company in effect from time to time). In addition, the Employment Agreements provide that if any payment provided to the Named Executive Officers would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 or any successor provision, the Named Executive Officers will be entitled to a gross-up payment. In addition, a change of control of Valassis could result in one or more of the executives being terminated other than for Cause, or one or more of Messrs. Schultz, Recchia and Hoffman terminating his respective employment for Good Reason. In either of such events, the severance arrangements described above would apply.

The Compensation/Stock Option Committee periodically evaluates the performance targets and economic components of our compensation programs, emphasizing those short- or long-term compensation alternatives (cash, options and restricted stock) that best incentivize personnel at different levels of our organization.

COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE

COMPENSATION

The Compensation/Stock Option Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

PHILOSOPHY

The compensation philosophy of the Company is to develop and implement policies that will encourage and reward outstanding financial performance, seek to increase the profitability of the Company, and thereby increase stockholder value. Maintaining competitive compensation levels in order to attract, retain and reward executives who bring valuable experience and skills to the Company is also an important consideration. The Company’s executive compensation programs are designed to attract and retain talented individuals and motivate them to achieve the Company’s business objectives and performance targets, including increasing long-term stockholder value.

The Compensation/Stock Option Committee of the Board of Directors is composed of the three directors listed below. Working with the Company, the Compensation/Stock Option Committee develops and implements compensation plans for the Company’s senior management.

COMPENSATION STRUCTURE

The Compensation/Stock Option Committee believes that it is in the best interests of the Company and its stockholders that its executive officers be compensated in a manner that provides such officers with a strong incentive to advance both the short-term and long-term interests of the Company. The Compensation/Stock Option Committee, working with management, has instituted a compensation structure which is designed to ensure that a high proportion of compensation is tied in some manner to both short-term and long-term corporate performance. Accordingly, the Company’s compensation structure includes both cash-based and equity-based compensation consisting of base salary, annual cash bonuses, stock options and restricted stock awards. In addition, certain executive officers are the recipients of perquisites, including, among other things, all or a combination of country club membership, car allowance and tax and accounting advice.

The annual cash compensation of the executive officers, including the Chief Executive Officer, for the year ended December 31, 2004, consisted of annual salary and cash bonuses. The cash bonuses were paid two times a year and were contingent upon the attainment by the Company of meeting semi-annual earnings per share targets that were set by the Committee for the six-month period ending June 30, 2004 and for the six-month period ending December 31, 2004. The Committee believes that a target based upon earnings per share emphasizes the Company’s commitment to reach and maintain a competitive rate of return on equity and achieve long-term growth in earnings-critical factors for assuring creation of value for its stockholders. Additionally, the Committee believes that by providing for bonuses twice a year instead of annually, a greater sense of urgency will motivate executive officers to meet targets. The specific targets for the Company’s fiscal year ended December 31, 2004 which were selected by the Committee are not disclosed herein because the Committee has determined that it is confidential business information, the disclosure of which would have an adverse effect on the Company.

Non-cash compensation of executive officers for the year ended December 31, 2004, consisted of options granted under the Company’s 2002 Long-Term Incentive Plan and restricted stock granted pursuant to the Executive Restricted Stock Plan or the Employee and Director Restricted Stock Award Plan.

The stock options produce value for executives only if the Company’s stock price increases over the option exercise price, which for all options granted to such executives during 2004 is the fair market value of Valassis Common Stock on the date of grant. Although there are no particular targets with respect to executive officers’ holdings of stock options, in general, the higher the level of an executive’s responsibility, the larger this stock-based component of his or her compensation will be. During the year ended December 31, 2002, the Committee approved amendments to certain employment agreements of the Company’s executive officers providing for semi-annual option grants through April 2006.

To further strengthen the commonality of interest between senior management and the Company’s stockholders, the Committee has granted performance-based stock options to its executive officers that provide accelerated vesting in 1/3 increments as the Company’s Common Stock meets certain specified price per share targets. The Committee determined that these performance-based options would provide even greater motivation for its executive officers to achieve the Company’s performance targets.

The Committee believes that grants of restricted stock further a sense of stock ownership by executive officers and give the Company a significant advantage in retaining key executives. In order to assure the retention of certain of the Company’s high-level executives and to compensate and incentivize those executives to create long-term value for stockholders, the Compensation/Stock Option Committee provides that the restricted stock granted to those executives vests in approximately equal portions over a three-year period. Through December 2004, the Committee had generally eliminated restricted stock as part of the Company’s overall compensation and incentive plans to all executive officers other than the four executive officers who have restricted stock as part of their employment contracts. However in December 2004, the Committee decided to significantly reduce the amount of stock options granted to executive officers (other than those who receive stock options pursuant to their employment agreement) in favor of a mix of stock options and restricted stock awards.

Executive officers also are eligible to participate in the Valassis Employees’ Retirement Savings Plan and certain executive officers are eligible to participate in the Supplemental Benefit Plan. In addition, all employees of Valassis are eligible to participate in the Employee Stock Purchase Plan.

All of the Company’s executive officers are employed pursuant to employment contracts. The cash compensation of each executive officer (other than the Chief Executive Officer) may be increased based on an annual review of such officer’s performance by the Chief Executive Officer and his recommendations to the Compensation/Stock Option Committee. The cash compensation of the Chief Executive Officer may also be increased based on an annual review of such officer’s performance by the Compensation/Stock Option Committee. In establishing and administering the variable elements in the compensation of the Company’s executive officers, the Compensation/Stock Option Committee tries to recognize individual contributions, as well as overall business results. Compensation levels are also determined based upon the executive’s responsibilities, the efficiency and effectiveness with which he or she marshals resources and oversees the matters under his or her supervision, the degree to which he or she has contributed to the accomplishments of major tasks that advance the Company’s goals, including sales growth and earnings, and the Company’s current competitive environment, employee retention and morale. The Company’s financial performance is a key factor that affects the overall level of compensation for executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Schultz is employed under an employment agreement which expires on December 31, 2008. The level of Mr. Schultz’s salary and the semi-annual bonus to which he is entitled for the fiscal year ended December 31, 2004 is set forth in his employment agreement. The amount of Mr. Schultz’s aggregate bonuses for the fiscal year ended December 31, 2004 was based on the achievement by the Company of certain semi-annual earnings per share targets set by the Compensation/Stock Option Committee. No bonus is earned unless at least seventy (70) percent of the earnings per share target has been met by the Company. Based on the Company’s earnings per share performance during 2004, Mr. Schultz received approximately ninety percent (90%) of his potential bonus, or $684,000. In addition, for the fiscal year ended December 31, 2004, Mr. Schultz received 22,500 shares of restricted stock pursuant to his employment agreement. For each subsequent fiscal year during the term of his employment agreement, Mr. Schultz will be eligible to receive 11,250 shares of restricted stock, an additional 11,250 shares of restricted stock if the Compensation/Stock Option Committee determines that a certain percentage of the performance targets have been met and an additional 11,250 shares of restricted stock under the Executive Restricted Stock Award Plan if a higher percentage of the performance targets have been met. During 2004, Mr. Schultz also received two stock option grants of 135,000 pursuant to his employment agreement.

During the fiscal year ended December 31, 2004, Mr. Schultz was paid a salary at a rate of $760,000 per year under his employment agreement. The Committee believes that Mr. Schultz’s salary is reasonable in light of his outstanding leadership through the years. The Committee believes that Mr. Schultz’s compensation level reflects the Committee’s confidence in Mr. Schultz and the Company’s desire to retain Mr. Schultz’s outstanding talents at the head of the Company.

EXECUTIVE OFFICER COMPENSATION

Each of the Company’s executive officers is currently employed pursuant to a multi-year employment agreement, the purpose of which is to retain the services of such officer for an extended period and to protect the Company with the establishment of no compete/no raid obligations for former executives. The length of time employment agreements are extended into the future is a result of a variety of factors, including the staggering of expiration dates of other executive employment agreements, the roles and responsibilities of the executive and a risk assessment of the executive being hired by a competitor of Valassis. The minimum compensation to which each executive officer was entitled for 2004 is specified in the employment agreement, and the bonuses, which are a major part of an executive’s cash compensation, were based primarily on the achievement by the Company of certain earnings per share targets and in certain instances, a combination of earnings per share targets and other annual performance targets. Generally, no bonus is earned unless a percentage of the earnings per share target with respect to each semi-annual period determined by the Committee has been met by the Company. Generally, no aggregate bonus may exceed one hundred percent (100%) of an executive’s annual base salary.

Stock options are awarded to the executives by the Compensation/Stock Option Committee. In determining the size of option awards for a particular executive officer, the Compensation/Stock Option Committee considers the amount of stock options previously awarded to other executive officers in a like position, the amount of unexercised stock options held by such executive in addition to the other compensation considerations discussed above. Certain executive officers are entitled to a fixed number of stock options granted twice a year pursuant to their employment agreements.

In order to further incentivize management, certain executive officers are entitled to a certain amount of restricted stock if the Committee determines that a certain percentage of the performance targets have been met and an additional amount of restricted stock if a higher percentage of the performance targets have been met. The amount of restricted stock and applicable performance target is specified in the executive’s employment agreement. The Committee determined that for the year ending December 31, 2005 a greater number of executive officers will be eligible to receive restricted stock awards as part of their annual compensation package.

The Compensation/Stock Option Committee believes that the Company’s most direct competitors for executive talent are not necessarily the same companies with which the Company would be compared for stock performance purposes. Many of the businesses with which the Company competes for executive talent are substantially larger and have greater financial resources than the Company. The Committee believes that one of the Company’s most direct competitors is a non-publicly traded company for which no information regarding stock performance or executive compensation is available.

The Compensation/Stock Option Committee feels that actions taken regarding executive compensation are appropriate in view of the individual and corporate performance.

In the event total compensation for any named executive officer exceeds the $1 million threshold at which tax deductions are limited under Internal Revenue Code Section 162(m), the Compensation/Stock Option Committee intends to balance tax deductibility of executive compensation with its responsibility to retain and motivate executives with competitive compensation programs. As a result, the Compensation/Stock Option Committee may take such actions as it deems to be in the best interests of the stockholders, including: (i) provide non-deductible compensation above the $1 million threshold; (ii) require deferral of a portion of the bonus or other compensation to a time when payment may be deductible by the Company; and/or (iii) modify existing programs to qualify bonuses and other performance-based compensation to be exempt from the deduction limit.

This report by the Compensation/Stock Option Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act and shall not otherwise be deemed filed under such Acts.

COMPENSATION/STOCK OPTION COMMITTEE

Ambassador Faith Whittlesey, Chairman

Patrick F. Brennan

Marcella A. Sampson

STOCK PERFORMANCE GRAPH

The following performance graph shows the Company’s annual cumulative total stockholder return on its Common Stock for the five full years ending December 31, 2000, 2001, 2002, 2003 and 2004 respectively, based on an assumed investment of $100. The graph compares the Company’s performance with that of the Standard & Poor’s S&P 500 Stock Index and a peer group consisting of Advo Inc., Catalina Marketing Corp., R.R. Donnelley & Sons, Interpublic Group of Companies and Times Mirror Company.

STOCKHOLDER RETURNS (DIVIDENDS REINVESTED)

Indexed Returns Years Ending

	Base Period	Years Ending
	1999	2000	2001	2002	2003	2004
Valassis	100	74.70	84.31	69.66	69.47	82.86
S&P Index	100	90.90	80.09	62.39	80.29	89.03
Peer Group	100	85.10	68.83	38.44	46.78	48.60

			(* December fiscal year basis)

This stock price performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed filed under such Acts.

APPROVAL OF THE COMPANY’S 2005 EXECUTIVE RESTRICTED STOCK PLAN

(PROPOSAL 2)

In order to permit the deductibility under the Internal Revenue Code of 1986, as amended (the “Code”), of restricted stock awarded to certain executives of the Company and in furtherance of the Company’s decision to reduce the amount of stock options granted to executive officers in favor of a mix of stock options and restricted stock awards, the Board of Directors is recommending the adoption of a Company’s 2005 Executive Restricted Stock Plan. This new plan would define and limit the amount of restricted stock which may be awarded to certain executive officers of the Company and which awards of restricted stock would qualify as performance-based compensation under Section 162(m) of the Code.

Since the adoption of the Company’s existing Executive Restricted Stock Plan in 1995, the Corporation has not increased the number of shares reserved for issuance thereunder. As of February 28, 2005, there were only 14,500 shares remaining under such Plan to be granted. On March 10, 2005, the Committee recommended and the Board of Directors approved, subject to stockholder approval at the 2005 Annual Meeting, the adoption of the 2005 Executive Restricted Stock Plan which would replace the existing Executive Restricted Stock Plan which expires on January 1, 2006. If approved, the adoption of this new plan which will have 150,000 shares of the Corporation’s common stock reserved for issuance thereunder, coincides with the Committee’s decision to change the mix of compensation by increasing the amount of restricted stock to be issued to executives in lieu of reducing the amount of stock options. The plan is referred to herein as the “Executive Restricted Stock Plan.”

Section 162(m) of the Code requires that if the Committee has authority to change the targets under a performance goal after stockholder approval of the goal, material terms of the performance goal must be disclosed to and reapproved by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the May 2005 Annual Meeting.

Description of the 2005 Executive Restricted Stock Plan

The major features of the Executive Restricted Stock Plan are summarized below. The description provided below is qualified in its entirety by reference to the actual 2005 Executive Restricted Stock Plan which is attached to this Proxy Statement as Exhibit C.

The Executive Restricted Stock Plan is administered by the Committee, which consists of “outside directors” (within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder), none of whom is eligible to participate in the plan. Subject to the express provisions of the plan and the requirements of Section 162(m) of the Code and the regulations promulgated thereunder, the Committee has the complete authority to interpret the plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the plan. The Committee has the authority to determine the employees who are eligible to participate in the plan, the performance targets upon which the restricted stock awards will be based, whether the performance targets have been met and the award to be granted to each executive. Performance targets based upon the Company’s earnings per share are set by the Committee before the beginning of each fiscal year in accordance with Section 162(m) of the Code.

The Executive Restricted Stock Plan provides for the grant of restricted stock to those executive officers with significant responsibility for the long-term growth of Valassis. The maximum number of shares of restricted stock which may be issued under the plan is 150,000 shares; provided, however, that not more than 60 percent of such shares may be awarded to any one employee. No awards of restricted stock can be granted under the Plan after the earlier of: (i) December 31, 2010; or (ii) the issuance of the maximum number of shares authorized under the plan.

Under the terms of the plan, all shares of restricted stock are subject to the following restrictions: (i) except as provided below, all restricted stock will be forfeited to the Company unless the recipient of the restricted stock remains in the continuous employment of the Company or a subsidiary of the Company for a period of at least one year from the date of grant (the “Restriction Period”); and (ii) during the Restriction Period, none of the shares of restricted stock may be sold, assigned, bequeathed, transferred, pledged, hypothecated or otherwise disposed of in any way by the recipient. All restricted stock granted under the Executive Restricted Stock Plan will be delivered to an escrow agent to be held by such escrow agent until the expiration of the Restriction Period. The plan contains customary provisions with respect to adjustments for stock splits and similar transactions. Each recipient of restricted stock under the plan will have the right to vote such shares of restricted stock during the Restriction Period and the right to receive all dividends or other distributions of the Company’s assets, if any, during the Restriction Period; provided, however, that all such dividends and other distributions shall be forfeited if the recipient of such restricted stock does not remain in the continuous employment of the Company throughout the Restriction Period.

In the event of the termination of employment of a recipient during the Restriction Period by reason of death, disability, retirement, discharge from employment other than a discharge for Cause or voluntary termination by the employee for Good Reason (as such terms are defined in each recipient’s employment agreement with the Company), the stock restrictions will terminate, the escrow will terminate and the recipient will receive the restricted stock and any dividends or distributions paid during the Restriction Period with respect thereto.

The Board of Directors may at any time, and from time to time, modify or amend the plan, except that, unless approved by the stockholders: (i) the maximum number of shares of restricted stock which may be issued under the plan may not be materially increased (except in the event of a stock split or other adjustment described above); (ii) the benefits accruing to recipients may not be materially increased; or (iii) the requirements as to eligibility for participation in the plan may not be materially modified.

Although the plan provides that eligible recipients include all executive officers, the Company currently intends to use the Executive Restricted Stock Plan to make performance-based restricted stock grants to those executives, such as Alan F. Schultz, who are or are likely to become subject to Section 162(m) of the Code. Pursuant to the terms of his Employment Agreement, Mr. Schultz is eligible to receive 11,250 shares of restricted stock under the Executive Restricted Stock Plan each year commencing with 1999 and ending December 31, 2008, if the Committee determines that 80% or more of the performance target for such year has been met and an additional 11,250 shares of restricted stock under the Executive Restricted Stock Plan if the Committee determines that 115% or more of the performance target for such year has been met. See “Employment Agreements.” The number of shares of restricted stock to be granted to other executives under the plan in the future is not determinable at this time.

The affirmative vote of a majority of shares present in person or represented by proxy and voting at the Annual Meeting is required to approve the Executive Restricted Stock Plan. In the event that the plan does not receive a favorable majority vote, performance-based restricted stock granted to Mr. Schultz and other executives that may be designated as participants will not be deductible for federal income tax purposes by the Company, to the extent that it, together with other nonexempt compensation, exceeds the amount provided by Section 162(m) of the Code.

Federal Income Tax Consequences

The following is a brief summary of the effect of federal income taxation on the recipient and the Company under the Executive Restricted Stock Plan, based on the Code. This summary does not purport to be complete and does not discuss the income tax laws of any municipality, state or country outside the United States in which a restricted stock recipient may reside. A recipient will not recognize any taxable income at the time he or she is granted shares of restricted stock, until such time as the shares vest. At that time, the recipient will recognize ordinary income measured by the then fair market value of the vested shares. When the recipient sells the shares, any difference between the sales price and the fair market value at the time of vesting may be treated as capital gain (or loss). At the time of vesting, the Company will be entitled to a tax deduction in the amount of the ordinary income recognized by the recipient. A recipient may elect (within 30 days of the transfer of the shares) an alternative tax treatment under the Internal Revenue Code to cause the acceleration of income recognition to occur at the time of grant, which will also accelerate the timing of the Company’s deduction and modify the recipient’s resale treatment.

The Board of Directors recommends a vote FOR the approval of the Company’s 2005 Executive Restricted Stock Plan. Each proxy received in response to this solicitation will be voted FOR the proposal to approve the Company’s 2005 Executive Restricted Stock Plan, unless otherwise specified in the proxy.

APPROVAL OF THE COMPANY’S 2005 EMPLOYEE AND DIRECTOR RESTRICTED STOCK AWARD PLAN (PROPOSAL 3)

The purpose of the 2005 Employee and Director Stock Award Plan is to advance the interests of the Company by encouraging and enabling the acquisition and retention of a financial interest in the Company by employees and directors through the holding of Common Stock.

Since the adoption of the Employee and Director Restricted Stock Award Plan in 1995, the Corporation has not increased the number of shares reserved for issuance thereunder. As of February 28, 2005, there were only 31,537 shares remaining under the Plan to be granted. On March 10, 2005, the Committee recommended and the Board of Directors approved, subject to stockholder approval at the 2005 Annual Meeting, the adoption of the 2005 Employee and Director

Restricted Stock Award Plan which would replace the existing Employee and Director Restricted Stock Award Plan which expires on May 20, 2006. If approved, the adoption of the new plan which will have 150,000 shares of the Corporation’s common stock reserved for issuance thereunder, coincides with the Committee’s decision to change the mix of compensation by increasing the amount of restricted stock to be issued as compensation in lieu of reducing the amount of stock options. The plan is referred to herein as the “Employee and Director Restricted Stock Award Plan.”

Description of the 2005 Employee and Director Restricted Stock Award Plan

The major features of the 2005 Employee and Director Restricted Award Plan are summarized below. The description provided below is qualified in its entirety by reference to the actual Employee and Director Restricted Stock Award Plan which is attached to this Proxy Statement as Exhibit D.

The plan is administered by the Committee, which consists of “disinterested persons” (within the meaning of Rule 16b-3 of the Exchange Act.) No member of the Committee shall be eligible to receive restricted stock under the Employee and Director Restricted Stock Award Plan during the period which they serve on the Committee, with the exception of restricted stock granted to non-employee, non-affiliated directors of the Company (the “Directors”) entitled to payment for his or her services as a director of Valassis, based upon a fixed amount determined by the Board of Directors at the beginning of each fiscal year. The Committee has the power to construe and interpret the plan, establish rules for the plan’s administration, and with the exception of restricted stock granted to Directors (which is granted on a quarterly basis based upon a fixed annual formula) to determine the persons eligible to receive restricted stock, the number of shares such recipients will receive, and the restricted period and the terms under which the restricted stock is awarded and to grant the restricted stock to eligible persons.

The Employee and Director Restricted Stock Award Plan provides for the grant of restricted stock for the following purposes: (i) to selected executives in lieu of, or as a supplement to, a cash raise; (ii) to Directors as a portion of their fees for serving as a Director of the Company; and (iii) to participants in the Company’s Employee Stock Purchase Plan as a matching contribution to participant purchases in accordance with such Employee Stock Purchase Plan. The maximum number of shares of restricted stock reserved for issuance under the plan is 150,000 shares. Restricted stock that is forfeited in accordance with the plan may be added back to the number of shares reserved for issuance under the plan and may be reissued pursuant to the terms of the plan. The Employee and Director Restricted Stock Award Plan contains customary provisions with respect to adjustments for stock splits and similar transactions.

Certain executives of the Company, as determined by the Committee, may be granted restricted stock in lieu of, or as a supplement to, an increase in their cash compensation with such restricted stock to be valued at the Fair Market Value (as hereinafter defined) of the Common Stock on the date of grant of the restricted stock. “Fair Market Value” when used in connection with the Common Stock on a certain date is defined in the plan as the average of the high and low sales prices of the Common Stock on the NYSE composite tape or other recognized market source as determined by the Committee. The Company will pay cash for any excess amounts that are not enough to purchase a full share in lieu of delivering fractional shares. The restricted stock granted to such executives may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered (the “Transfer Restrictions”) for a three-year period beginning on the date the restricted stock is granted, with the restrictions lapsing during such three-year period at 33% for each of the first two years and 34% during the third year (the “Raise Restricted Period”).

Under the Employee and Director Restricted Stock Award Plan, a portion of each Director’s annual fee shall be paid in the form of restricted stock. See “Director Compensation.” The restricted stock granted to the Directors will be subject to the Transfer Restrictions for a period of one year beginning on the date the restricted stock is issued (the “Restricted Period”).

In addition, restricted stock may be granted under the Employee and Director Restricted Stock Plan to participants in the Company’s Employee Stock Purchase Plan as matching contributions. Specifically, participants will be issued shares of restricted stock on a monthly basis with a Fair Market Value on the date of issuance equal to 25% of the dollars withheld from such participant’s pay to purchase shares of Common Stock pursuant to the Employee Stock Purchase Plan during such month. Such restricted stock will be subject to the Transfer Restrictions during the Restricted Period.

All shares of restricted stock granted under the Employee and Director Restricted Stock Award Plan are subject to the following features: (i) an employee shall forfeit his or her restricted stock, including the right to dividends, if at any time during the Restricted Period or Raise Restricted Period, as the case may be, the employee’s employment with the Company is involuntarily terminated for Cause (as defined below) or voluntarily terminated; and (ii) a Director shall forfeit his or her restricted stock, including the right to dividends, if at any time during the Restricted Period the Director’s service with the Company is voluntarily terminated.

For employees with written employment agreements with the Company, “Cause” shall be defined in the same way as such term is defined in such employment agreement. For all other employees, “Cause” shall mean: (i) the conviction of any felony or misdemeanor; (ii) the violation of any Company policy, including, but not limited to, the Company’s Drug and Alcohol policies; (iii) the commission of any act detrimental to the best interests or reputation of the Company; (iv) the failure to follow the reasonable directives of supervisory personnel; and (v) the failure by the employee to meet applicable performance standards.

A recipient of restricted stock under the Employee and Director Restricted Stock Award Plan will have the right to vote such shares of restricted stock during the Raise Restricted Period or the Restricted Period, as the case may be, and the right to receive all dividends or other distributions of the Company’s assets, if any, during the Raise Restricted Period or the Restricted Period, as the case may be; provided, however, that all such dividends and other distributions shall be forfeited if the recipient of such restricted stock does not remain in the continuous employment of the Company throughout the Raise Restricted Period or the Restricted Period, as the case may be.

In the event of involuntary termination without Cause, death, long-term disability or retirement of the employee during the Restricted Period or Raise Restricted Period, as the case may be, the Transfer Restrictions with respect to the restricted stock will lapse and the stock will be transferred to the employee. In the event of involuntary termination, death or long-term disability of a Director during the Restricted Period, the Transfer Restrictions with respect to the restricted stock will terminate and the stock will be transferred to the Director. In addition, upon the dissolution of the Company, the Employee and Director Restricted Stock Award Plan will terminate and all restrictions on the restricted stock will lapse.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for approval of the 2005 Employee and Director Restricted Stock Award Plan.

Federal Income Tax Consequences

The following is a brief summary of the effect of federal income taxation on the recipient and the Company under the Employee and Director Restricted Stock Award Plan, based on the Code. This summary does not purport to be complete and does not discuss the income tax laws of any municipality, state or country outside the United States in which a restricted stock recipient may reside. A recipient will not recognize any taxable income at the time he or she is granted shares of restricted stock, until such time as the shares vest. At that time, the recipient will recognize ordinary income measured by the then fair market value of the vested shares. When the recipient sells the shares, any difference between the sales price and the fair market value at the time of vesting may be treated as capital gain (or loss). At the time of vesting, the Company will be entitled to a tax deduction in the amount of the ordinary income recognized by the recipient. A recipient may elect (within 30 days of the transfer of the shares) an alternative tax treatment under the Internal Revenue Code to cause the acceleration of income recognition to occur at the time of grant, which will also accelerate the timing of the Company’s deduction and modify the recipient’s resale treatment.

The Board of Directors recommends a vote FOR the approval of the Company’s 2005 Employee and Director Restricted Stock Award Plan. Each proxy received in response to this solicitation will be voted FOR the proposal to the Company’s 2005 Employee and Director Restricted Stock Award Plan, unless otherwise specified in the proxy.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(PROPOSAL 4)

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP, independent certified public accountants (“Deloitte & Touche”), as the auditors of the Company for the 2005 fiscal year, subject to the ratification of such appointment by the stockholders at the Annual Meeting. Deloitte & Touche has audited the Company’s financial statements since the year ended December 31, 1997.

If the appointment of Deloitte & Touche for the 2005 fiscal year is not ratified by the stockholders, the Audit Committee of the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next Annual Meeting of Stockholders will be subject to the approval of stockholders at that meeting. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he or she so desire. The representative will also be available to respond to appropriate questions from stockholders during the meeting.

Ratification of the selection of Deloitte & Touche as independent public accountants will require the affirmative vote of holders of a majority of the shares of the Common Stock present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE 2005 FISCAL YEAR.

Independent Auditors Fees

Deloitte & Touche LLP Fees

The following table sets forth approximate aggregate fees billed to the Company for fiscal years ending December 31, 2003 and December 31, 2004 by Deloitte & Touche:

	2003 ($)	2004 ($)
Audit Fees(1)	184,341	195,595

Audit-Related Fees(2)	71,050	118,862

Tax Fees(3)	332,097	288,739

All Other Fees(4)	7,400

Total	594,888	603,196

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.
(2)	Audit related fees consisted principally of services with respect to the audits of benefit plans, compliance with the Sarbanes-Oxley Act of 2002 and other attestation services.
(3)	Tax fees consisted of fees for tax services such as tax compliance, tax planning and tax advice.
(4)	All Other Fees consists of work performed by Deloitte & Touche that is not within the above categories. For 2003, this consisted of services with respect to an insurance claim.

The Charter of the Audit Committee provides that all audit and non-audit services to be performed by the Company’s independent public auditors must be approved in advance by the Audit Committee. As permitted by the Exchange Act, the Audit Committee may delegate to one or more of its members pre-approval authority with respect to permitted services. All such approvals are presented to the Audit Committee at its next scheduled meeting.

As permitted by the Exchange Act, the Charter of the Audit Committee permits the waiver of the pre-approval requirements for services other than audit services if certain conditions are met. All audit related services, tax services and other services were pre-approved by the Audit Committee which considered that the provision of such services was compatible with maintaining the independence of Deloitte & Touche in the conduct of its auditing functions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 2003, the Company purchased the capital stock of NCH for approximately $60 million. Brian Husselbee, a director of Valassis at the time of the acquisition, is the President of NCH and sold his shares of NCH stock for a purchase price of approximately $1.63 million to Valassis in connection with the transaction. In addition, in connection with the transaction, Mr. Husselbee received from the sellers of NCH a sales bonus of $300,000 at the time of closing and an additional bonus of $170,000 in September 2004. Mr. Husselbee resigned from the Board of Directors of Valassis on February 20, 2003 and has continued to serve as President of NCH and an executive officer of Valassis since such date.

Director Dr. Walter H. Ku’s son-in-law serves as an employee of Valassis with an annual salary and bonus of $288,300 during fiscal year 2004.

GENERAL

Other Matters

The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2004 which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is being mailed to stockholders together with this Proxy Statement.

Any shareholder can access the Company’s Corporate Governance Guidelines and its Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation/Stock Option Committee and the Corporate Governance/Nominating Committee in the “Investor/Corporate Governance” section of the Company’s Web site at www.valassis.com. Any shareholder may also obtain a print copy of these documents by writing to Barry P. Hoffman, Esq., General Counsel, Valassis Communications, Inc., 19975 Victor Parkway, Livonia, MI 48152.

The Company’s policy is that all of the members of the Board of Directors should attend the Annual Meeting. All of the members of the Board of Directors attended the 2004 Annual Meeting of Stockholders.

Stockholder Communications

Any shareholder wishing to communicate with any of the Company’s directors regarding the Company may write to the director in care of Barry P. Hoffman, Corporate Secretary, Valassis Communications, Inc., 19975 Victor Parkway, Livonia, MI 48152. The Corporate Secretary will forward any such communications to the directors in accordance with the shareholder communications policy approved by the Independent Directors.

Solicitation of Proxies

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

Each holder of the Company’s Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

Stockholder Proposals

If any stockholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, such proposal must be received in writing at the Company’s principal executive offices, 19975 Victor Parkway, Livonia, Michigan 48152, Attention: Barry P. Hoffman, Executive Vice President, Secretary and General Counsel not later than December 7, 2005. In addition, the proxy solicited by the Board of Directors for the 2005 Annual Meeting of Stockholders will confer discretionary authority to vote on any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice on or prior to February 20, 2006.

By Order of the Board of Directors,

BARRY P. HOFFMAN

Secretary

Exhibit A

Director Independence Criteria

Valassis Communications, Inc.

Guidelines for Determining Independence of Board Members

Under the NYSE rules, the Board of Directors of the Company (the “Board”) is required to determine whether or not each Director is independent. To find that a Director is independent, the Board must determine that the Director has no material relationship with the Company. To assist the Board in this analysis, the Board has adopted the following guidelines as to what constitutes a material relationship. These guidelines apply to a Director and to members of the Director’s immediate family. Each of the guidelines applies to conditions that exist now or within the preceding three years.

1.	Employment by the Company; Compensation.

A.	Employment as an Executive Officer.

B.	Receipt from the Company of $100,000 per year in direct compensation other than Director and Committee fees and pension or other forms of deferred compensation for prior service. Compensation received by an immediate family member for service as a non-executive employee need not be considered.

2.	Relationship with Internal or External Auditor. Affiliation with or employment by a current or former internal or external auditor. In the case of an immediate family member, employment means employment in a professional capacity.

3.	Interlocks. Employment as an executive officer of another company where any of the Company’s present executives serve on the other company’s compensation committee.

4.	Relationships with Vendors and Suppliers. Employment by a company that makes payment to or receives payment from the Company for property or services in an amount which in any single fiscal year exceeds the greater of $1,000,000 or 2% of such Company’s consolidated gross revenues.

5.	Relationship with Charitable Organizations. Service as an executive officer of any charitable organization, if contributions by the Company to the charitable organization exceed the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues in any fiscal year.

6.	Definitions.

A.	The term “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) sharing a person’s home.

B.	The term “affiliates” means any corporation or other entity that is controlled by or is under common control with another entity.

7.	General. The independence determination for a Director with a relationship not within the preceding guidelines shall be made after considering all relevant facts and circumstances, the overriding concern being independence from management. Any determination that a Director who has a material relationship with the Company under these guidelines is independent must be specifically explained in the proxy statement.

A-1

Exhibit B

Criteria for Considering Potential Nominees to the Board of Directors

The Company has adopted the following set of preferred characteristics for candidates for members to the Board of Directors of the Company (the “Board”): (i) demonstrated personal integrity and ethics in business, professional and personal life; (ii) commitment to serve the best interests of all the shareholders; (iii) willingness to be an active participant in all Board and Committee activities; (iv) contribution to the overall diversity of the Board; (v) collegial in outlook and the ability to advance constructive discussion of Board issues; and (vi) business, financial, professional, academic or public policy expertise which will contribute to the overall mix of skills and perspectives represented on the Board.

B-1

Exhibit C

VALASSIS COMMUNICATIONS, INC. 2005

EXECUTIVE RESTRICTED STOCK PLAN

1.	OBJECTIVES.

The purpose of this 2005 Executive Restricted Stock Plan (the “Plan”) is to further the long-term stability and financial success of Valassis Communications, Inc. (“Valassis”) by offering incentives, in addition to current compensation, to those executive officers and senior managers of Valassis and its Subsidiaries who have significant responsibility for such success and to provide a means through which Valassis can attract and retain executives and senior managers of outstanding abilities.

DEFINITIONS.

(a)	“Award” means an award of Restricted Stock granted under the provisions of the Plan.

(b)	“Board of Directors” means the Board of Directors of Valassis.

(c)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code Section shall include any successor Section.

(d)	“Committee” means the Compensation/Stock Option Committee of the Board of Directors.

(e)	“Date of Grant” means the actual date on which the Award is granted by the Committee.

(f)	“Discharge for Cause” means the termination of an employee for Cause as defined in such employee’s employment agreement.

(g)	“Fair Market Value” means the average of the mean of the high and low sales prices of the Stock on the New York Stock Exchange composite tape or other recognized market source, as determined by the Committee.

(h)	“Plan Year or Years” means a calendar year or years commencing on or after January 1, 1996.

(i)	“Regulations” shall mean the rules and regulations adopted or proposed for adoption by the Internal Revenue Service under Section 162(m) of the Code.

(j)	“Restricted Stock” means the Stock awarded upon the terms and subject to the restrictions set forth in Section 8.

(k)	“Stock” means the common stock of Valassis.

(l)	“Subsidiary” means any corporation now existing or hereafter organized or acquired, the majority of the outstanding voting stock of which is owned, directly or indirectly, by Valassis.

2.	EFFECTIVE DATE OF THE PLAN.

The effective date of the Plan is March 10, 2005. The Plan will become effective as of that date upon its adoption by the Board of Directors; provided, however, that the Plan, and any and all grants previously made thereunder, will be null and void, unless the Plan is approved by the affirmative vote of the holders of a majority of the shares of Stock present, or represented, and entitled to vote at a meeting of shareholders of Valassis held within twelve months of the Board’s approval.

3.	ADMINISTRATION OF THE PLAN.

(a)	The Plan shall be administered by the Committee, which consists of “outside directors” (within the meaning of Section 162(m) of the Code and Regulations thereunder), none of whom is eligible to participate in the Plan.

(b)	Subject to the express provisions of the Plan and the requirements of Section 162(m) of the Code and the Regulations, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The certifications and determinations of the Committee on all matters assigned to it by the Plan shall be conclusive.

(c)	The Committee will have authority to determine:

(i)	the employees who are to participate in the Plan, based upon the recommendation of the Company’s Chief Executive Officer (the “CEO”) with respect to employees other than the CEO;

(ii)	the performance targets upon which the Restricted Stock Awards will be based, which performance targets will be earnings per share, and which performance targets should be established in accordance with Section 162(m) of the Code and the Regulations thereunder;

(iii)	whether the performance targets referred to in subsection (ii) above have been met; and

(iv)	the award and restricted period to be granted to each employee selected, upon the attainment of the performance targets referred to in subsection (ii) above, based upon the recommendation of the Company’s CEO with respect to employees other than the CEO.

(d)	The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

4.	PLAN LIMITATIONS: STOCK SUBJECT TO THE PLAN.

The maximum number of the shares of Restricted Stock which may be issued under the Plan is 150,000 shares; provided that not more than 60 percent of such shares may be awarded to any one employee. Any shares of Restricted Stock awarded, but later forfeited, are again subject to award under the Plan. The Stock issued under the Plan may be issued shares which have been reacquired by Valassis or authorized but unissued shares.

5.	PARTICIPATION.

The Committee will, from time to time in its absolute discretion, based upon the recommendation of the CEO with respect to employees other than the CEO, grant Restricted Stock to those employees with significant responsibility for the long-term growth of Valassis. These employees (“Participants”) will typically be executive officers at the vice president or director level and other senior managers.

6.	RESTRICTED STOCK AWARDS.

6.1	Grant of Restricted Stock Awards

The Committee will determine for each Participant, based upon the recommendation of the CEO with respect to employees other than the CEO, the number of shares of Stock to be covered by each Restricted Stock Award. Prior to the issuance of shares of Stock to be covered by each Restricted Stock Award, the Participant will pay to Valassis an amount in cash equal to the par value of each such share.

6.2	Restrictions

Stock issued to a Participant of a Restricted Stock Award will be subject to the following restrictions (“Stock Restrictions”):

(a)	Except as set forth in Sections 7.5 and 7.6, all of the Restricted Stock subject to an award will be forfeited and returned to Valassis and all rights of the Participant to such Restricted Stock will terminate without any payment or consideration by Valassis except for the return to the Participant of an amount equal to the par value of each share of such Restricted Stock, unless the Participant remains in the continuous employment of Valassis or Subsidiary for a minimum of one (1) year from the Date of Grant (“Restriction Period”). In the event of the forfeiture of the Restricted Stock, Valassis will have the certificate representing the Restricted Stock redelivered to it out of escrow.

(b)	During the Restriction Period, none of the Restricted Stock may be sold, assigned, bequeathed, transferred, pledged, hypothecated or otherwise disposed of in any way by the Participant.

6.3	Escrow Provisions

All Restricted Stock issued to a Participant will be delivered to an escrow agent to be held by such escrow agent until the expiration of the Restriction Period.

6.4	Rights As a Shareholder

Except as set forth in 7.2(b), the grantee of a Restricted Stock Award will have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock and to receive all dividends or other distributions of Valassis’ assets made with respect to the Restricted Stock; provided, however, any shares or other assets received as the result of a stock dividend or split, recapitalization, reorganization, merger, consolidation, spin-off, combination or exchange of shares or other similar event, shall be deemed Restricted Stock and subject to the provisions of Sections 7.2 and 7.3.

6.5	Lapse of Restrictions and Termination of Escrow Upon Termination of Employment

In the event of the termination of employment of a Participant during the Restriction Period by reason of death, total and/or permanent disability, retirement, discharge from employment other than a discharge for Cause, or voluntary termination by the employee for Good Reason, the Stock Restrictions will lapse, the escrow will terminate on the date of such termination and the Participant will receive the Restricted Stock Award.

6.6	Lapse of Restrictions at Discretion of the Committee

In accordance with Section 162(m) of the Code and the Regulations thereunder, the Committee may accelerate the Restriction Period or remove any or all Stock Restrictions if, in the exercise of its absolute discretion, it determines that such action is in the interests of Valassis.

7.	AWARD AGREEMENTS.

Each Award will be evidenced by a written agreement, executed by the Participant and Valassis, which describes the conditions relating to the Restricted Stock, the lengths of the Restriction Period, and other such terms as the Committee may require, consistent with the provisions of the Plan, including such terms and conditions as may be required by applicable securities or other laws or by any securities exchange on which the Stock is listed.

8.	DILUTION AND OTHER ADJUSTMENTS.

In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, the Committee will make such adjustments, if any, as it, in its absolute discretion, deems equitable in the aggregate number or kind of shares of Stock which may be awarded under the Plan, each such adjustment to be conclusive and binding.

9.	DESIGNATION OF BENEFICIARY.

A Participant may designate a beneficiary or beneficiaries, by written notice to Valassis, to receive, in the event of the death of the Participant, any payments remaining to be made to the Participant under the Plan. The Participant shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to Valassis to such effect. Such written notices shall be effective upon receipt by Valassis’ Corporate Secretary. If the Participant dies without naming a beneficiary or if all the beneficiaries named by the Participant predecease the Participant, then any amounts remaining to be paid under the Plan shall be paid to the Participant’s estate.

10.	WITHHOLDING OF TAXES.

There will be deducted from each distribution under the Plan the amount of any tax required by any governmental authority to be withheld.

11.	EMPLOYMENT.

Nothing in the Plan confers upon the Participant the right to continue in the employ of Valassis or any Subsidiary or shall interfere with or restrict in any way the rights of Valassis to discharge any Participant any time for any reason whatsoever, with or without cause.

12.	AMENDMENT OF THE PLAN.

The Board of Directors may at any time and from time to time modify or amend the Plan, except that, unless approved by the shareholders of Valassis, (i) the maximum number of shares of Restricted Stock which may be issued under the Plan which may be awarded under the Plan may not be increased except pursuant to Section 9; (ii) the benefits accruing to Participants under the Plan may not be materially increased; or (iii) the requirements as to eligibility for participation in the Plan may not be materially modified. Any modification or amendment of the Plan will not, without the consent of a Participant, adversely affect his or her rights under a previously granted Award.

13.	TERMINATION OF THE PLAN.

The right to grant Awards under the Plan will terminate upon the earlier of December 31, 2010, or the issuing of Stock equaling the maximum number of shares of Stock reserved under the Plan as set forth in Section 5.

Thereafter, the function of the Committee will be limited to the administration of Awards previously granted. In addition, the Board of Directors has the right to suspend or terminate the Plan at any time or from time to time provided that no such action will, without the consent of a Participant, adversely affect his or her rights under a previously granted Award.

14.	SEPARABILITY.

(a)	If any of the terms or provisions of this Plan conflict with the requirements of Section 162(m) of the Code, the Regulations thereunder or applicable law, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with the requirements of Section 162(m) of the Code, the Regulations thereunder or applicable law without invalidating the remaining provisions hereof.

(b)	With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (“1934 Act”), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators.

15.	APPLICABLE LAW.

The Plan will be administered in accordance with the laws of the State of Michigan, without reference to the principles of conflicts of laws.

Exhibit D

VALASSIS COMMUNICATIONS, INC.

2005 EMPLOYEE AND DIRECTOR RESTRICTED STOCK AWARD PLAN

The Valassis Communications, Inc. 2005 Employee and Director Restricted Stock Award Plan (the “Plan”) is established for Valassis Communications, Inc. (“VCI” or “the Company”), a Delaware corporation with its headquarters in Michigan. The Plan provides the following benefits: (1) selected executives will receive Restricted Stock in lieu of or as a supplement to a cash raise; (2) Directors will receive a portion of their Director’s fees in the form of Restricted Stock; and (3) participants under the VCI Employee Stock Purchase Plan may receive Restricted Stock as a matching contribution to participant purchases in accordance with the VCI Employee Stock Purchase Plan. The restrictions will lapse on the Restricted Shares one year from the date the restricted stock is issued, provided that the employee still is employed by the Company on such date, unless otherwise provided under the terms of the Plan.

I.	Plan Objectives

The purpose of the Plan is to advance the interests of the Company by encouraging and enabling the acquisition and retention of a financial interest in the Company by employees and directors through the holding of Company Common Stock.

II.	Plan Definitions

Unless the text indicates otherwise, the following terms shall have the meanings set forth below.

“Beneficiary” means the beneficiary designated by the Participant.

“Board” means the Board of Directors of VCI.

“Committee” means the Compensation/Stock Option Committee of the Board, which is the designated administrator of the Plan.

“Common Stock” means VCI’s common stock.

“Company” means Valassis Communications, Inc., and its subsidiaries.

“Director” means a non-employee, non-affiliated director of Valassis Communications, Inc. entitled to payment for his or her services as a director.

“Dividend” means any and all cash and/or stock dividends paid to the holders of Common Stock.

“Employee” means any full-time Employee of the Company in Good Standing. An Employee in “Good Standing” is any employee actively employed by the Company, where the Company has the right to control and direct the Employee in the material details of how the work is to be performed.

“Fair Market Value,” when used in connection with Common Stock on a certain date, means the average of the high and low sales prices of the Common Stock on the New York Stock Exchange composite tape or other recognized market source as determined by the Committee.

“Grant Date,” as used in reference to a particular award, means the date on which such award is granted by the Committee pursuant to the Plan.

“Restricted Period” means the one-year period beginning on the date Restricted Shares are issued. In the case of the selected executives receiving stock in lieu of or as a supplement to a cash raise, the Restricted Period means the three-year period beginning on the date the Restricted Shares are issued, with the restrictions lapsing during that three-year period at 33% for each of the first two years, and 34% during the last year.

“Restricted Shares” means those shares of Common Stock issued pursuant to the Plan which are subject to Transfer Restrictions.

“Transfer Restrictions” means the restrictions on the Restricted Shares imposed by Section VI of this Plan.

“VCI Employee Stock Purchase Plan” means the plan established on June 9, 1992, as amended, which enables employees to purchase Common Stock through payroll deductions.

III.	Administration of the Plan

(a)	Appointment of the Committee

The Plan shall be administered by the Committee. The Committee shall never have less than three members, all of whom shall be “disinterested persons” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended from time to time. No member of the Committee shall be eligible to receive Restricted Shares pursuant to the Plan during the period which they serve on the Committee, with the exception of Restricted Shares granted to Directors as defined hereunder.

(b)	Committee Powers

The Committee shall administer the Plan. Further, it shall have full power to construe and interpret the Plan, establish rules for the Plan’s administration, determine the persons eligible to receive Restricted Shares, determine the number of such shares and determine the Restricted Period and the terms under which the shares are awarded and to grant Restricted Shares to eligible persons, with the exception of Restricted Shares granted to Directors.

(c)	Committee Action

A majority of the members of the Committee shall constitute a quorum for the transaction of business. All actions by the Committee at a meeting shall be the vote of a majority of those present at such meeting, but any action may be taken by the Committee without a meeting upon written consent signed by all members of the Committee. Members of the Committee may participate in a meeting by means of a conference telephone or similar communications equipment with which all persons participating in the meeting can hear each other.

(d)	Committee Determinations Conclusive

All determinations of the Committee as to which persons and the number of Restricted Shares awarded, shall be final, binding, and conclusive for all persons interested in the Plan. The determination of the Committee as to the construction or interpretation of any term or provision of the Plan, including whether and when there has been a termination of an Employee’s employment, shall be final, binding, and conclusive upon all persons.

IV.	Shares Subject to the Plan

The aggregate number of shares of Common Stock that are reserved for issuance under the Plan are 150,000 shares of VCI’s authorized but unissued Common Stock, subject to adjustment in accordance with Section VII of the Plan. Restricted Shares that are forfeited in accordance with the Plan may be reissued pursuant to the terms of the Plan.

V.	Eligibility

(a)	Eligible Employees/Directors

Executive Awards. Selected executives, as determined by the Committee, may be granted Restricted Shares in lieu of or as a supplement to an increase in their cash compensation valued at the Fair Market Value of the Common Stock of VCI on the date of grant of the Restricted Shares. VCI shall pay cash for any excess amounts that are not enough to purchase a full share in lieu of delivering fractional shares.

Director’s Fees. Restricted Shares shall be granted to each Director in lieu of a portion of his or her Director’s fees. The Company will transfer quarterly to each Director a number of shares of Common Stock determined by dividing an amount equal to a portion of each Director’s annual compensation (to be determined by the Board of Directors on an annual basis) by the last sale price on the tenth (10th) day of each January, April, July and October during the term of the Plan (or if such tenth (10th) day is not a day on which the New York Stock Exchange is open, the last sale price on the next day on which the New York Stock Exchange is open). VCI shall pay cash for any excess amounts that are not enough to purchase a full share in lieu of delivering fractional shares. The provisions of this paragraph shall not be amended more than once every six months except to comport with changes in the Internal Revenue Code of 1986 or the Employee Income Retirement Act of 1974, as amended, or the rules thereunder.

VCI Employee Stock Purchase Plan. Restricted Shares may be granted to Participants in the Company’s Employee Stock Purchase Plan with a Fair Market Value on the date of issuance equal to twenty-five percent of the dollars withheld from a Participant’s pay to purchase shares of VCI stock pursuant to the VCI Employee Stock Purchase Plan (or such other amount in accordance with such Plan). VCI shall pay cash for any excess amounts that are not enough to purchase a full share in lieu of delivering fractional shares. The provisions of this paragraph shall not be amended more than once every six months except to comport with changes in the Internal Revenue Code of 1986 or the Employee Income Retirement Act of 1974, as amended, or the rules thereunder.

(b)	No Right of Employment

Nothing in the Plan shall confer any right on an Employee or Director to continue in the employ or service of the Company or its subsidiaries or shall interfere in any way with the right of the Company to terminate such Employee’s employment or Director’s services at any time for any reason or no reason.

VI.	Restricted Shares

Each Participant will be notified that he or she will receive a number of Restricted Shares pursuant to the Plan in the form of Common Stock. The Shares shall be issued on the date that the Employee or Director otherwise is entitled to his or her salary increase, Director’s fees, or the date provided under the VCI Employee Stock Purchase Plan, as the case may be.

(a)	Restrictions on Transferability

During the Restricted Period applicable to each Restricted Share, such Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered.

(b)	Employee’s Right to Dividends and Voting Rights

Provided that the Employee remains employed, and the Director continues to his or her services with the Company through the end of the applicable Restricted Period, the Employee or Director shall be entitled to receive any dividends paid on the Restricted Shares during the Restricted Period. Employees and Directors to whom Restricted Stock has been granted pursuant to the Plan shall be entitled to exercise full voting rights with respect to such shares during the Restricted Period.

(c)	Forfeiture of Restricted Shares

An Employee shall forfeit his or her Restricted Shares, including the rights to Common Stock dividends, if anytime during the Restricted Period the Employee’s employment with the Company is involuntarily terminated for cause (as defined in section VI. (d) of this Plan) or voluntarily terminated, but not in the events of involuntary termination, death, long-term disability or retirement (as provided under the 401(k) Retirement Savings Plan) as described below. A Director shall forfeit his or her Restricted Shares, including, the rights to Common Stock dividends, if anytime during the Restricted Period the Director’s service with the Company is voluntarily terminated, but not in the events of involuntary termination, death or long-term disability as described below. In addition, the Employee shall forfeit any Restricted Shares, including the rights to Common Stock dividends thereon, issued to the Employee as a match for shares of Common Stock (the “Underlying Shares”) purchased under the Employee Stock Purchase Plan if during the Restricted Period the Employee sells or otherwise disposes of any of the Underlying Shares.

(d)	Release of Transfer Restrictions During the Restricted Period in the Events of Involuntary Termination, Death, Long-Term Disability, or Retirement.

In the events of involuntary termination without cause, death, long-term disability, or retirement (as provided under the 401(k) Retirement Savings Plan) of the Employee during the Restricted Period, the Transfer Restrictions with respect to the Restricted Shares shall lapse. In the events of involuntary termination, death, or long-term disability of a Director during the Restricted Period, the Transfer Restrictions with respect to the Restricted Shares shall lapse. A termination for cause shall mean for executives with a written employment agreement with VCI, as cause is defined in the employment agreement. For all other Employees, cause shall mean (i) the conviction of any felony or misdemeanor; (ii) the violation of any Company policy, including, but not limited to, the Company’s Drug and Alcohol policies; (iii) the commission of any act detrimental to the best interests or reputation of the Company; (v) the failure to follow the reasonable directives of supervisory personnel; and (v) the failure by the Employee to meet applicable performance standards.

(e)	Manner of Holding and Delivering Restricted Shares

Each certificate issued for Restricted Shares will be registered in the name of the Employee or Director and will be deposited in a separate account with the Transfer Agent (the “Transfer Agent”). Upon issuance of each certificate for Restricted Shares, the withholding requirements of Section XI. will apply. The certificates for such shares will remain in such account until the earlier of the end of the Restricted Period, or the termination of the Transfer Restrictions in accordance with the Plan. At such time, the certificates representing the number of Restricted Shares to which the Employee or Director is then entitled will be released from such account and delivered to the Employee or Director free and clear of the Transfer Restrictions. In the event of forfeiture of any shares, a certificate evidencing such shares will be released to the Company and cancelled.

(f)	Limitations on Obligations to Deliver Shares

The Company shall not be obligated to deliver any Restricted Shares free and clear of the Transfer Restrictions until the Company has satisfied itself that such delivery complies with all laws and regulations by which the Company is bound.

VII.	Changes in Capitalization

(a)	Adjustment Provisions

In the event that:

(i)	a recapitalization, reclassification, split-up, or consolidation of Common Stock is effected;

(ii)	the outstanding shares of Common Stock are exchanged, in connection with a merger or consolidation of VCI or a sale by VCI of all or a part of its assets, for a different number or class of shares of stock or other securities of VCI or for shares of the stock or other securities of any other corporation;

(iii)	new, different, or additional shares or other securities of VCI or of another corporation are received by the holders of Common Stock; or

(iv)	any distribution is made to the holders of Common Stock other than a cash dividend;

then the Committee shall make the appropriate adjustments to the number and class of shares or other securities that may be issued under the Plan.

(b)	Dissolution

Upon the dissolution of VCI, the Plan shall terminate and all restrictions on Restricted Stock previously issued shall lapse on the date of such dissolution and all such shares shall be immediately transferred to the Employee or Director.

VIII. Legal Restrictions

In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by VCI, give assurances satisfactory to counsel for VCI regarding such matters as VCI may deem desirable to assure compliance with all legal requirements.

IX.	Choice of law

The Plan will be administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law.

X.	Amendment, Suspension, or Termination of the Plan

The Board of Directors may at any time terminate, suspend, or amend the Plan.

XI.	Withholding of Taxes

There will be deducted from each award of the Restricted Shares under the Plan the amount of shares equivalent to any tax required by any governmental authority to be withheld at the time of issuance.

XII.	Effective Date of the Plan

The Plan is effective as of March 10, 2005, subject to the approval of shareholders holding a majority of VCI’s outstanding shares represented in person or by proxy and entitled to vote on the Plan at the annual meeting of shareholders in May 2005. If the Plan is not approved at such meeting, the Plan and all shares granted hereunder shall be null and void.

XIII. Compliance With Rule 16b-3

With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by VCI fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by VCI.

XIV	Termination of the Plan

The Plan shall terminate upon the earlier of (i) May 20, 2010 or (ii) the granting of shares equaling the maximum number of shares of Common Stock reserved under the Plan as set forth in Section IV.

c/o National City Bank Corporate Trust Operations Locator 5352 P. O. Box 92301 Cleveland, OH 44101-4301

IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR

PROXY AND RETURN IT IN THE ENVELOPE PROVIDED

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VALASSIS COMMUNICATIONS, INC. Common Stock Solicited on behalf of the Board of Directors for Annual Meeting, May 10, 2005

The undersigned hereby appoints Alan F. Schultz, Robert L. Recchia and Barry P. Hoffman, and each of them, as attorneys and proxies, with full power of substitution and revocation, to vote and act for and in the name, place and stead of the undersigned as fully as the undersigned could vote and act if personally present at the annual meeting of stockholders of Valassis Communications, Inc. to be held at the Company’s headquarters, 19975 Victor Parkway, Livonia, Michigan 48152 on May 10, 2005, and at any adjournment or adjournments thereof, as follows and in accordance with their judgment upon any other matter properly presented.

DATE:	, 2005

Signature(s) of stockholder(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE – NO POSTAGE NECESSARY

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VALASSIS COMMUNICATIONS, INC.	PROXY

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of Directors named below or their substitutes as designated by the Board of Directors and FOR proposals 2, 3 and 4. The proxies are authorized to vote as they may determine in their discretion, upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2, 3 and 4.

1. The election of the nominees listed below as directors:
Patrick F. Brennan	Kenneth V. Darish	Seth Goldstein	Barry P. Hoffman	Walter H. Ku
Robert L. Recchia	Marcella A. Sampson	Alan F. Schultz	Faith Whittlesey

☐ FOR all nominees listed above		☐ WITHHOLD AUTHORITY

(except as marked to the contrary above)		to vote for all nominees listed above

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed above.

2. Proposal to adopt the Company’s 2005 Executive Restricted Stock Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Proposal to adopt the Company’s 2005 Employee and Director Restricted Stock Award Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN